                                                                     EXHIBIT 2.3

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 4, 1999, by and among WEBMD, INC. ("WebMD"), a Georgia corporation having its principal office located in Atlanta, Georgia; SHN MERGER CORP. ("Merger Corp."), a Georgia corporation having its principal office located in Atlanta, Georgia; and SAPIENT HEALTH NETWORK, INC. ("Sapient"), an Oregon corporation having its principal office located in Portland, Oregon.


                                   PREAMBLE
                                   --------

     The Boards of Directors of WebMD, Merger Corp., a wholly owned subsidiary of WebMD, and Sapient are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders.
This Agreement provides for the acquisition of Sapient by WebMD pursuant to the merger of Sapient with and into Merger Corp. At the Effective Time of such merger, the outstanding shares of the capital stock of Sapient shall be converted into the right to receive shares of Series B Preferred Stock of WebMD (except as provided herein). As a result, shareholders of Sapient shall become shareholders of WebMD and Merger Corp. shall conduct the business and operations of Sapient as a wholly owned subsidiary of WebMD. The transactions described in this Agreement are subject to the approval of the shareholders of Sapient and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, Sapient shall be merged with and into Merger Corp. in accordance with the applicable provisions of the ORS and the GBCC (the "Merger"). Merger Corp. shall be the Surviving Corporation resulting from the Merger and shall continue the operations of Sapient as a wholly owned Subsidiary of WebMD and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of WebMD, Merger Corp. and Sapient.

     1.2  Time and Place of Closing.  The closing (the "Closing") will take
          -------------------------
place at 10:00 A.M. on a date to be specified by the parties (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after the satisfaction of the conditions set forth in Section 9.1. The place of Closing shall be at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the Parties.

     1.3  Effective Time.  Subject to the provisions of this Agreement, the
          --------------
parties shall file Articles of Merger executed in accordance with the relevant provisions of the ORS and the GBCC and shall make all other filings or recordings required under the ORS as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Oregon
and the Secretary of the State of Georgia (the "Effective Time").   At the
Effective Time, all the property, rights, privileges, powers and franchises of Sapient shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sapient shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  Charter.  The Articles of Incorporation of Merger Corp. in effect
          -------
immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to WebMD. The Articles of Incorporation of Merger Corp., as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2   Bylaws.  The Bylaws of Merger Corp. in effect immediately prior to
           ------
the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to WebMD. The Bylaws of Merger Corp., as so amended and restated, shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3  Directors and Officers.  The directors of Merger Corp. in office
          ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Corp. in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     2.4  Tax-Free Reorganization.  The parties intend to adopt this Agreement
          -----------------------
as a tax-free plan of reorganization under Section 368(a) of the Internal Revenue Code.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the shareholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted, subject to Section 3.2, into an aggregate of 1,750,000 shares of WebMD Series B Preferred Stock (assuming exercise of all outstanding Sapient Equity Rights prior to the Effective Time, except for Convertible Notes to be paid in cash at the Effective Time in accordance with Section 9.2(n) hereof) as follows:

               (a) Each share of Merger Corp. Common Stock issued and outstanding at the Effective Time shall not be affected by the Merger and shall remain outstanding.

               (b) Each share of Sapient Common Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD Series B Preferred Stock equal to
1.78375 divided by the price per share of WebMD Series B Preferred Stock (as calculated and adjusted in accordance with Section 3.2) (the "Series B Price") (the "Common Stock Exchange Ratio").

               (c) Each share of Sapient Series A Preferred Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD Series B Preferred Stock equal to 2.36120 divided by the Series B Price (the "Series A Preferred Stock Exchange Ratio").

               (d) Each share of Sapient Series B Preferred Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD Series B Preferred Stock equal to 4.62 divided by the Series B Price (the "Series B Preferred Stock Exchange Ratio").

               (e) Each share of Sapient Series C Preferred Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged, subject to Section 4.3 hereof, for the right to receive that portion of a share of WebMD Series B Preferred Stock equal to 5.26179 divided by the Series B Price (the "Series C Preferred Stock Exchange Ratio").

     3.2  Anti-Dilution Provisions.  In the event Sapient or WebMD changes the
          ------------------------
number of shares of Sapient Capital Stock or WebMD Series B Preferred Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock (an "Anti-Dilution Event") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the applicable Exchange Ratios shall be proportionately adjusted to insure that holders of Sapient Capital Stock shall receive WebMD Series B Preferred Stock having the same value as they would have received prior to the Anti-Dilution Event. In addition, for the purposes of Section 3.1, the Series B Price shall be equal to $20.00; provided, however, if prior to the earlier of the Effective Time or the completion of a transaction or series of transactions involving the offering of any equity securities (or securities exercisable or convertible into equity securities) for cash in which WebMD raises proceeds of at least $4,000,000 at a price per share equal to $20.00 (appropriately adjusted for an Anti-Dilution Event), WebMD offers and sells any equity securities (or securities exercisable or convertible into equity securities of WebMD) in a transaction or series of transactions at a purchase price per share less than $20.00 per share (appropriately adjusted for an Anti-Dilution Event) (a "Dilutive Financing") then the price per share of WebMD Series B Price shall be equal to the higher of $15.00 or such per share sales price. For purposes of the preceding sentence, no adjustment of the Series B Price shall be made as a result of the offer, sale and issuance of the following: (i) any shares of WebMD capital stock upon the conversion of any shares of the WebMD Series B Preferred Stock; (ii) securities of WebMD offered to the public pursuant to an effective registration statement under the 1933 Act; (iii) any of WebMD's securities pursuant to the acquisition by WebMD of any product, technology, know-how or another corporation by merger, purchase of all or substantially all of the assets, or any other reorganization whereby WebMD owns over 50% of the voting power of such corporation; (iv) any shares of WebMD capital stock issued at any time following the date hereof pursuant to options, warrants or other rights granted either before or after the date hereof to purchase such securities, less the number of any such options, warrants or rights that are repurchased by WebMD, are canceled or expire, in each case in favor of employees, officers, directors or consultants to WebMD or any of its subsidiaries, pursuant to a stock option plan or agreement approved by the Board of Directors of WebMD, provided, however, that such stock options thereunder, if granted after the date hereof are granted at a conversion or exercise price that the Board of Directors determines in good faith is not less than the fair market value of the securities into which they are exercisable as of the date of grant and (v) any shares of WebMD capital stock issued pursuant to the exchange, conversion or exercise of any WebMD security or other right
currently outstanding or in effect.   In the event the Series B Price is to be
adjusted hereunder, the determination of the Series B Price shall be mutually agreed upon by WebMD and Sapient; provided, however, that if WebMD and Sapient cannot agree on the Series B Price within 2 business days of the Dilutive Financing, Sapient and WebMD shall select a mutually agreeable nationally recognized investment bank or accounting firm to determine the Series B Price in accordance herewith.

     3.3  Shares Held by Sapient or WebMD.  Each share of Sapient Capital Stock
          -------------------------------
held in treasury by Sapient, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  Dissenting Shareholders.  Any holder of shares of Sapient Capital
          -----------------------
Stock who perfects its dissenters' rights in accordance with and as contemplated by Section 60.551, et. seq., of the ORS shall not be converted into WebMD Series B Preferred Stock but instead shall be entitled to receive such consideration as determined pursuant to such provision of the ORS; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the ORS and surrendered to Sapient or the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of Sapient fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, WebMD shall issue and deliver the number of shares of WebMD Series B Preferred Stock to which such holder of shares of Sapient Capital Stock would otherwise be entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder (subject to the escrow provisions of Section 4.3 hereof).

     3.5  Fractional Shares.  No certificates representing fractional shares of
          -----------------
WebMD Series B Preferred Stock will be issued as a result of the Merger. Each holder of shares of Sapient Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of WebMD Series B Preferred Stock shall receive, in lieu thereof, cash (rounded to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of WebMD Series B Preferred Stock multiplied by the Series B Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.6  Conversion of Sapient Options.
          -----------------------------
     (a) At the Effective Time, each option granted by Sapient to purchase shares of Sapient Common Stock, which is outstanding immediately prior thereto (an "Option" or, collectively, the "Options"), granted by the Sapient under the Sapient Stock Plan or otherwise, whether or not exercisable, shall be converted into and become rights with respect to WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock), and WebMD shall assume each Option, in accordance with the terms of the Sapient Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) WebMD and its Compensation Committee shall be substituted for Sapient and the Committee of Sapient's Board of Directors (including, if applicable, the entire Board of Directors of Sapient) administering the Sapient Stock Plans, (ii) each Option assumed by WebMD may be exercised solely for shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock), (iii) the number of shares of WebMD Series B Preferred Stock subject to such Option shall be equal to the number of whole shares (rounded down to the nearest whole share) of Sapient Common Stock subject to such Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, and (iv) the per share exercise price under each such Option shall be adjusted by dividing the per share exercise price under each such Option by the Common Stock Exchange Ratio and rounding up to the nearest whole cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5(a), each Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Option, within the meaning of Section 424(h) of the Code.

     (b) Prior to the Effective Time, Sapient shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options under any of the Sapient Stock Plans or otherwise and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section.

     (c) As soon as practicable after the Effective Time, WebMD shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to the Sapient Stock Plans and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 3.6 after giving effect to the Merger and the provisions set forth above). If necessary, WebMD shall comply with the terms of the Sapient Stock Plans and ensure, to the extent lawful and practicable, and subject to the provisions of, the Sapient Stock Plans, that Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

     (d) WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock) for delivery upon the exercise of Options.

     (e) Following the Effective Time, if WebMD completes an initial public offering, then at such time as WebMD shall file a registration statement on Form S-8 for the option plans of WebMD, WebMD shall also file a registration statement on Form S-8 to register the shares of WebMD Common Stock subject to the Options under the Sapient Stock Plans and shall use its reasonable efforts to maintain the effectiveness of such registration statements for so long as such options remain outstanding.

     3.7  Sapient Warrants.
          ----------------

     (a) At the Effective Time, WebMD shall assume the obligations of Sapient under the Sapient common stock purchase warrants outstanding at the Effective Time and thereafter, upon exercise, the warrantholder shall receive the number of shares of WebMD Series B Preferred Stock (or WebMD Common Stock upon certain events set forth in the designation governing the Series B Preferred Stock) equal to the product of (i) the Common Stock Exchange Ratio and (ii) the number of shares of Sapient Common Stock for which such warrant could have been exercised immediately prior to the Merger. The per share exercise price under each such Sapient Warrant shall be adjusted by dividing the per share exercise price under each such Warrant by the Common Stock Exchange Ratio and rounding up to the nearest whole cent.

     (b) As soon as practicable after the Effective Time of the Merger, WebMD shall deliver to the holders of the Sapient warrants appropriate notices setting forth such holders' rights pursuant to the applicable warrant agreements with respect thereto to the extent required by the terms of the warrant agreements with respect thereto.

     (c) WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WebMD Series B Preferred Stock for delivery upon exercise of the Sapient warrants.


                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures.  Promptly (and in no event more than five (5)
          -------------------
calendar days) after the Effective Time, WebMD and the Surviving Corporation shall cause the exchange agent selected by WebMD (the "Exchange Agent") to mail to the former holders of Sapient Capital Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Sapient Capital Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each former holder of shares of Sapient Capital Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. To the extent required by Section 3.5 of this Agreement, each former holder of shares of Sapient Capital Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of WebMD Series B Preferred Stock to which such holder may be otherwise entitled (without interest). WebMD shall not be obligated to deliver the consideration to which any former holder of Sapient Capital Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Sapient Capital Stock for exchange as provided in this Section 4.1 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification for loss in favor of WebMD in such sum as it may reasonably request. The certificate or certificates of Sapient Capital Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither WebMD, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Sapient Capital Stock for any amounts paid or property properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2  Rights of Former Sapient Shareholders.  At the Effective Time, the
          -------------------------------------
stock transfer books of Sapient shall be closed and no transfer of Sapient Capital Stock by any such former holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Sapient Capital Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Sapient shall be entitled to vote or give their consent after the Effective Time at any meeting or action by written consent of WebMD shareholders the number of whole shares of WebMD Series B Preferred Stock into which their respective shares of Sapient Capital Stock are converted, regardless of whether such holders have exchanged their certificates representing Sapient Capital Stock for certificates representing WebMD Series B Preferred Stock in accordance with the provisions of this Agreement. If a dividend or other distribution is declared by WebMD on the WebMD Series B Preferred Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of WebMD Series B Preferred Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Sapient Capital Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such certificate, both the WebMD Series B Preferred Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be promptly delivered and paid with respect to each share represented by such certificate.

     4.3  Escrow Shares.  At the Effective Time, WebMD shall issue an aggregate
          -------------
number of shares of WebMD Series B Preferred Stock equal to 10% of the total number of shares of WebMD Series B Preferred Stock issuable pursuant to Section
3.1 hereof as adjusted pursuant to Section 3.2 (the "Escrow Shares") to be held in escrow pursuant to Article 12 and the terms of an Escrow Agreement mutually
                                                                      --------
acceptable to the Parties and substantially in the form of Article 12 hereto.
----------------------------------------------------------------------------
In the event of any discrepancy between the terms of the Escrow Agreement and
Article 12, Article 12 of this Agreement shall control. The portion of the Escrow Shares issued and contributed on behalf of each holder of Sapient Capital Stock shall be in proportion to the aggregate number of Shares of WebMD Series B Preferred Stock which such holder would otherwise be entitled to receive under
Section 3 by virtue of ownership of Sapient Capital Stock.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SAPIENT
                   -----------------------------------------

     Sapient hereby represents and warrants to WebMD and Merger Corp. as follows:

     5.1  Organization, Standing, and Power.  Sapient is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its properties. Except as set forth on Schedule 5.1, Sapient is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its properties or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Sapient. Copies of the articles or certificate of incorporation and all amendments thereto of Sapient and the bylaws, as amended, of Sapient and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of Sapient, which have been made available to WebMD for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of Sapient. The stock record books of Sapient, which have been made available to WebMD for review, contain true and complete records of the stock ownership of Sapient and all prior transfers of the shares of its capital stock.

     5.2  Authorization of Agreement; No Breach.  The execution, delivery and
          -------------------------------------
performance of this Agreement has been duly authorized by all necessary corporate action of Sapient, other than the meeting (or written consent) of the shareholders of Sapient to approve this Agreement to be held pursuant to Section
8.1. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Sapient pursuant to this Agreement will constitute, legal, valid and binding obligations of Sapient enforceable against Sapient in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Sapient pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles of incorporation or bylaws of Sapient or any other Material instrument or agreement to which Sapient is a party or is bound; (ii) to the knowledge of Sapient, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon Sapient or upon its property or business; (iii) except as set forth on Schedule 5.2 or 5.16 conflict with or constitute a
                       ------------    ----
Default under any Material Contract to which Sapient is a party or by which Sapient is bound; or (iv) create a Material Lien upon the assets or business of Sapient.

     5.3  Capital Stock.  The authorized capital stock of Sapient consists of
          -------------
(i) 15,000,000 shares of Sapient Common Stock, of which 2,193,241 shares are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, (ii) 850,000 shares of Sapient Series A Preferred Stock, 850,000 of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares, (iii) 6,000,000 shares of Sapient Series B Preferred Stock, 3,544,576 of which are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares and (iv) 1,200,000 shares of Sapient Series C Preferred Stock, none of which are issued and outstanding as of the date of this Agreement and none or which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, rights
         ------------
(including outstanding rights to demand registration or to sell in connection with a registration by Sapient under the 1933 Act), calls or other commitments of any nature relating to the Sapient Capital Stock to which Sapient is a party, and there are no outstanding securities of Sapient convertible into or exchangeable for shares of Sapient Capital Stock or any other capital stock ("Sapient Equity Rights"). Sapient has no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to Sapient or the Sapient Capital Stock. Except as set forth on Schedule 5.3 and as provided in
                                               ------------
the Sapient Stock Plans, Sapient is not obligated to issue or repurchase any shares of its capital stock for any purpose, and to the knowledge of Sapient no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of Sapient.

     5.4  Sapient Subsidiaries.  Sapient does not own, directly or indirectly,
          --------------------
any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity.

     5.5  Financial Statements.
          --------------------

               (a)  Schedule 5.5 contains true and correct copies of the (i)
                    ------------
audited balance sheets of Sapient as of September 30, 1998 and 1997, and the audited statements of income and audited statements of cash flows for the years ended September 30, 1998, 1997 and 1996 and (ii) unaudited balance sheet of Sapient as of November 30, 1998 and unaudited statement of income and statement of cash flow for the two months ended November 30, 1998 (collectively, (i) and (ii), the "Financial Statements").

               (b) The Financial Statements (i) are in accordance with the books and records of Sapient, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the financial condition, assets and liabilities of Sapient, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to interim unaudited consolidated statements, and except that interim unaudited consolidated statements are subject to normal year end adjustments of the type specifically listed in Schedule 5.5 which will not, individually or in the
                       ------------
aggregate, be Material; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP.

     5.6  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
5.6 and the November 30, 1998 Financial Statements, as of the date hereof,
---
Sapient does not have any Undisclosed Liabilities, except for unpaid liabilities and obligations incurred since November 30, 1998, in the ordinary course of business and not involving Funded Debt and which are not, in the aggregate, Material.

     5.7  Absence of Changes.  Except as disclosed on Schedule 5.7, since
          -------------------                         ------------
November 30, 1998 there has not been any transaction or occurrence in which Sapient has:

               (a) issued or delivered or agreed to issue or deliver any capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any securities or borrowed or agreed to borrow any funded debt;

               (b) incurred or become subject to, or agreed to incur or become subject to, any Material Liability other than in the ordinary course of business;

               (c) discharged or satisfied any Lien or paid any Material Liability other than (i) current liabilities shown on the balance sheet as of November 30, 1998 included in the Financial Statements, (ii) current liabilities incurred since that date in the ordinary course of business, or (iii) Funded Debt shown on such balance sheet or incurred since November 30, 1998;

               (d) declared, set aside or made, or agreed to declare, set aside or make any payments or dividends or any distribution with respect to Sapient Capital Stock or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of capital stock or other securities;

               (e) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any Lien, except for any liens regarding Material current real and personal property taxes not yet due and payable;

               (f) sold, assigned or transferred (or agreed so to do) any of its Material tangible assets, or canceled or agreed to cancel any Material debts or claims, except, in each case, in the ordinary course of business;

               (g) except pursuant to license agreements entered into in the ordinary course of business consistent with past practice and which do not involve consideration in excess of $50,000, sold, assigned or transferred any patents, trademarks, trade names, copyrights or other intangible assets;

               (h) suffered any Material damage, destruction or loss, whether or not covered by insurance, which materially and adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

               (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at November 30, 1998, or agreed so to do, except general hourly rate increases and normal merit increases for employees other than officers;

               (j) terminated or Materially amended any Material Contract, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any existing business arrangement, the termination or loss of which would materially and adversely affect Sapient;

               (k) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

               (l) except for any year-end compensation bonuses to be paid consistent with past practice, if any, made or agreed to make any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

               (m) directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director, employee or agent;

               (n) changed any of the accounting principles followed by it or the methods of applying such principles;

               (o) reclassified its shares of capital stock into a different number of shares;

               (p) made or approved the making of any capital expenditure exceeding the amount of $50,000 in any instance;

               (q) except in the ordinary course of business, loaned funds to or increased the aggregate amount of existing loans to any Person;

               (r) experienced any development, quality assurance or network operations problems that has had, or is reasonably likely to have, a Material Adverse Effect on Sapient;

               (s) suffered or experienced any other event, change or occurrence (other than events or conditions affecting the economy generally) which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sapient.

     5.8  Indebtedness.  Schedule 5.8 lists all Funded Debt of Sapient as of the
          ------------   ------------
date hereof, setting forth the principal amounts outstanding, per annum interest rates and maturity dates for all such indebtedness. All of the indebtedness (including Funded Debt) of Sapient as of the respective dates of the Financial Statements and as of the date of this Agreement is accurately reflected in the Financial Statements, and with respect to any Funded Debt, Sapient is not in Material breach or Default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on Schedule 5.8, all of the Funded Debt of Sapient is prepayable at
             -------------
any time without penalty or premium at the option of the obligor. Except as disclosed on Schedule 5.8, (i) the transactions contemplated in this Agreement
             ------------
will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any such indebtedness, and (ii) Sapient does not have any indebtedness to any employee, officer, director or 5% or greater shareholder of Sapient.

     5.9  Tax Matters.
          -----------

               (a) Sapient has filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 5.9, no returns so filed have been examined by
                       ------------
the IRS or any state agency with respect to any such period. Except as listed on
Schedule 5.9, Sapient has not received notice of any Tax claims being asserted
------------
or any proposed
assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and Sapient is not presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 5.9, Sapient has not executed
                                         ------------
any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (b) As of the date hereof, Sapient has filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are disclosed on Schedule 5.9, and except to the extent that a reserve for Taxes
                 ------------
(including penalties and interest in respect thereof) is reflected on the balance sheet of Sapient dated as of November 30, 1998 included as part of the Financial Statements, (i) such returns are true and correct in all Material respects and properly reflect the Tax Liabilities of Sapient for the periods, property or events covered thereby, and (ii) each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

               (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of November 30, 1998, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

               (d) Sapient and each of its predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

               (e) All ad valorem property taxes for fiscal years ending on or prior to September 30, 1998 imposed on Sapient or its predecessors have been paid in full or adequately reserved in the Financial Statements in accordance with GAAP, as appropriate.

               (f) Neither Sapient nor to the knowledge of Sapient, its predecessors to which it has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

     5.10 Real Property.
          -------------

               (a) Sapient does not own any real property. True and correct copies of all real property leases of Sapient have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Sapient. No Material Default under any of the terms or conditions set forth in any of the foregoing leases or any other documents or instruments related thereto has occurred or been asserted by any party. Except as disclosed on Schedule 5.10,
                                                               -------------
the continuation, validity and effectiveness of the terms and conditions of such leases will not be materially adversely affected by the transactions contemplated by this Agreement.

               (b) To the knowledge of Sapient, all improvements on the real estate leased to or used by Sapient conform to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and the property is zoned for the various purposes for which the real estate and improvements thereon are presently being used.

               (c) Each of the leased premises is in satisfactory condition and repair consistent with the uses to which they are being put.

               (d) To their knowledge, no proceedings for the taking of any of such leased real property by eminent domain by any governmental authority are pending or, to the knowledge of Sapient, threatened.

     5.11  Personal Property.
           -----------------

               (a) True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, fixtures or any leases having future minimum lease payments of less than $25,000) used or employed by Sapient have been provided or made available to WebMD. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions affecting the other party thereto, none of which actions, events or conditions exists of has occurred to the knowledge of Sapient. No Material Default under any of the terms or conditions set forth in any of the foregoing leases or any document or instrument related thereto has occurred or been asserted by any party. Except as disclosed on Schedule 5.11, the continuation, validity and effectiveness of
             -------------
such leases will not be materially adversely affected by the transactions contemplated by this Agreement. Except as disclosed on Schedule 5.11, Sapient
                                                        -------------
does not lease any personal property as lessor.

               (b) All Material items of personal property and leasehold improvements owned or leased by Sapient are shown on or reflected in the unaudited balance sheet of Sapient as of November 30, 1998, included in the Financial Statements, are in satisfactory operating condition and in a state of reasonable maintenance and repair, consistent with the uses to which they are being put, and all such personal property, and leasehold improvements are considered adequate and usable for the continued operation of the business of Sapient, as the same is presently being conducted and are physically located either at one of the principal places of business of Sapient or at Sapient's principal business office.

     5.12  Intellectual Property.
           ---------------------

               (a)  Schedule 5.12 contains a true and complete list of all
                    -------------
patents, trademarks, tradenames, service marks, service names, trade secret protected computer software and copyright registrations, and applications therefor owned by or exclusively licensed to Sapient on the date hereof, including all Internet domain names registered with any third party. Sapient owns, or is a valid licensee of all Intellectual Property used in Sapient's business as currently conducted. Neither Sapient or, to the knowledge of Sapient, its predecessors has misused the Intellectual Property of others, and none of the Intellectual Property as used in the business conducted by any such entity infringes upon or otherwise violates the Intellectual Property of others, nor to Sapient's knowledge with respect to predecessors, has any person asserted a claim of such infringement or violation of Intellectual Property against any such entity. Sapient is not obligated to pay any royalties to any person or entity with respect to any Intellectual Property in excess of $5,000.00 per year. Sapient owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or intends to use in connection with the performance of any existing Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 5.12, Sapient has
                                                      -------------
not licensed or sublicensed its rights in any Intellectual Property, except non-exclusive licenses in the ordinary course of business, forms of which license agreements and a list of which licensees, Sapient has delivered or made available to WebMD.

               (b)  To the knowledge of Sapient, except as described on
Schedule 5.12, no officer, director or employee of Sapient has entered into
-------------
any Contract other than on behalf of Sapient and with Sapient's authorization, which requires such officer, director or employee to assign any interest in any Intellectual Property or which restricts or prohibits such officer, director or employee from engaging in activities competitive with Sapient.

               (c) The Intellectual Property owned or licensed by Sapient is sufficient to continue to operate the business as conducted on the date hereof.

               (d) Sapient is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 5.12
                           -------------
other than that which is licensed to Sapient. There is no pending written threat received by Sapient of, or to the knowledge of Sapient, any verbal threat of opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the applications or registrations listed on Schedule 5.12, or, to the knowledge of Sapient, against
                        -------------
any Intellectual Property exclusively licensed to Sapient.

               (e)  Except as set forth on Schedule 5.12, there are no
                                           -------------
settlements, forbearances to sue, consents, judgments, or orders of which Sapient is a party or of which it is aware and which (i) restrict Sapient's rights to use any Intellectual Property owned by or licensed to Sapient, (ii) restrict Sapient's business in order to accommodate a third party's intellectual rights or (iii) permit third parties to use any Intellectual Property owned or controlled by Sapient.

               (f)  Except as set forth on Schedule 5.12, the consummation of
                                           -------------
the transactions contemplated hereby will not result in the Material loss or impairment of Sapient's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

     5.13   Accounts Receivable.  The accounts receivable of Sapient as of
            -------------------
November 30, 1998, as reflected in the Financial Statements (net of reserves reflected in such Financial Statements), to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of Sapient on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed, and the value of such accounts receivable as shown in the Financial Statements are, in the aggregate, net of adequate reserves for doubtful and uncollectible accounts as determined in accordance
with GAAP.   Except as set forth in Schedule 5.13, there are no refunds,
                                    -------------
discounts or other adjustments payable with respect to any such accounts receivable, and there are no defenses, rights of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

     5.14   The Proprietary Software.
            ------------------------

            (a) The proprietary computer software of Sapient included in the Intellectual Property of Sapient (the "Sapient Software") performs substantially in accordance with the documentation and other written material generally provided by Sapient for use in connection with the Sapient Software, is in machine-readable form, and contains all current revisions of such software, and includes all computer programs, materials, tapes, object and source codes and other written materials related to the Sapient Software. Sapient has delivered or made available to WebMD complete and correct copies of all user and technical documentation related to the Sapient Software.

            (b) Neither Sapient nor, to the best knowledge of Sapient, any employee or agent thereof has developed or assisted in the enhancement of the Sapient Software except for enhancements included in the Sapient Software as delivered to WebMD pursuant hereto.

            (c) To Sapient's knowledge, no employee of Sapient is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Sapient Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Sapient Software or its development or exploitation. The Sapient Software was developed entirely by the employees of Sapient during the time they were employees only of Sapient or by consultants who assigned in writing all of their rights in the Sapient Software to Sapient.

            (d) All right, title and interest in and to the Sapient Software is owned by Sapient, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the Purchaser, and no party other than Sapient has any interest in the Sapient Software, including without limitation, any security interest, license, contingent interest or otherwise. The preceding sentence and the last sentence of this paragraph (d) shall not include licenses to the Sapient Software made in the ordinary course of business, forms of which license agreements and a list of which licensees, Sapient has delivered or made available to WebMD. Sapient's development or sale of the Sapient Software did and does not violate any rights of any other person or entity and Sapient has not received any communication alleging such a violation. Sapient does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Sapient Software. Sapient has not granted to any other person or entity any license, option or other right to develop, use, sell or exploit in any manner the Sapient Software, whether requiring the payment of royalties or not.

          (e)  Except as set forth on Schedule 5.14, Sapient has kept secret
                                      -------------
and has not disclosed the source code for the Sapient Software to any person or entity other than certain employees of Sapient. Sapient has taken legally appropriate measures to protect the confidential and proprietary nature of the Sapient Software. Except as set forth on Schedule 5.14, there have been no
                                         --------------
patents applied for and no copyrights registered by Sapient or to Sapient's knowledge for any part of the Sapient Software. To the knowledge of Sapient, there are no trademark rights of any person or entity other than Sapient in the name "Sapient Health Network".

          (f)  Except as set forth on Schedule 5.14, all copies of the Sapient
                                      -------------
Software embodied in physical form and in Sapient's control are being delivered to WebMD at or prior to the Closing.

          (g)  Except as set forth on Schedule 5.14 and except in the ordinary
                                      -------------
course of business, Sapient has not given any warranties to any third parties with respect to the products or services offered by it. With respect to any such warranties given in the ordinary course of business, Sapient has either delivered or made available to WebMD copies of all such agreements granting any such warranty.

          (h) The Sapient Software shall recognize and process properly formatted date data with respect to dates before, during and after the year 2000.


     5.15 Insurance.  All of the properties and business of Sapient of an
          ---------
insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. A complete and accurate list of all insurance policies held by Sapient and now in force (including, without limitation, property damage, public liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is attached hereto as Schedule 5.15, and, true and
                                                  -------------
correct copies of all such policies, have been provided or made available to WebMD. All such policies are in full force and effect and the premiums due thereon have been timely paid. Sapient is not now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

     5.16 Compliance with Laws.
          --------------------

               (a) Sapient has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sapient. Sapient is not in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of Sapient to comply with any Law has been received by Sapient, nor, to the knowledge of Sapient, is any such notice or warning proposed or threatened.

               (b) Except as set forth on Schedule 5.16, no consent or approval
                                          -------------
of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any agreement or other instrument to be executed and delivered pursuant to this Agreement by Sapient or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made., the filing of the Articles of Merger with the State of Oregon and such consents and approvals as may be required under state securities laws.

                    (c) To the knowledge of Sapient, there are no Material capital expenditures that Sapient anticipates will be required to be made in connection with the business of Sapient as now conducted in order to comply with any existing Laws or other governmental requirements applicable to the business of Sapient as now conducted including, without limitation, requirements relating to occupational health and safety. "Capital Expenditures" shall have the same meaning as it has in the Financial Statements if and to the extent that the treatment thereof is in accordance with GAAP.

                    (d) Neither Sapient nor, to the knowledge of Sapient, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Sapient has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

     5.17   Environmental Matters.
            ---------------------

                    (a) Except as set forth on Schedule 5.17, there are no
                                               --------------
claims, actions, suits, proceedings or investigations related to Environmental Matters with respect to the ownership, use, condition or operation of any of the assets held for use or sale by Sapient or any of its predecessors in any court or before or by any federal, state or other governmental agency or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation"). Except as set forth on Schedule 5.17, there are no existing
                                     -------------
violations of federal, state or local Laws related to Environmental Matters by Sapient with respect to the ownership, use, condition, lease or operation of real property formerly held for use or sale by any of its predecessors other than violations which would not, either individually or in the aggregate, have a Material Adverse Effect on Sapient. Neither Sapient nor, to the knowledge of Sapient, any of its predecessors has used any assets or premises thereof for the handling, treatment, storage, or disposal of any Hazardous Substances except in compliance with all applicable environmental Laws. Except as set forth on
Schedule 5.17, no written notice, or other communication from any court or
--------------
governmental agency, official or instrumentality, of any alleged violation of any Law related to Environmental Matters has been communicated to management of any such entity or, to the knowledge of Sapient, filed with respect to the use, ownership, condition, operation, or disposal of any of the assets of Sapient or any property formerly held for use or sale by any such entity or, to the knowledge of Sapient, any of its predecessors. To the knowledge of Sapient, no basis exists for the allegation of any such violations.

                    (b) Except as set forth on Schedule 5.17, to the knowledge
                                               -------------
of Sapient, no building or other improvement or any premises owned, leased, operated or managed by Sapient contains any asbestos-containing materials.

                    (c) Copies of any environmental audits or environmental surveys of any real estate owned or leased by Sapient are attached to Schedule
                                                                      --------
5.17.
----

     5.18  Litigation and Claims.  There are no outstanding Court Orders or
           ---------------------
administrative decisions to which Sapient is subject, and, except as disclosed on Schedule 5.18, there is no Litigation pending or, to Sapient's knowledge,
   -------------
threatened against or relating to Sapient or its Assets or businesses, and there is no specific event which has occurred for which any such action or any state of facts or occurrence of any event which, to the knowledge of Sapient, might reasonably be expected to give rise to the foregoing. Except as disclosed on
Schedule 5.18, Sapient has not been advised by any attorney representing any
-------------
such entity that there are any "loss contingencies" (as defined in Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FASB 5")), which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of Sapient and which are not so disclosed or accrued.

     5.19  Contracts and Commitments.
           -------------------------

               (a)  Schedule 5.19 lists the following Contracts to which
                    -------------
Sapient is a party or by which any such entity benefits, and which involve payment by or the receipt of payment by Sapient of any amounts or value in excess of $50,000, all of which have been made available to WebMD for review:

                         (i) any Contract for the employment of any officer, director, employee or consultant that is not terminable at will;

                         (ii) any Contract for the purchase, sale, production, supply, maintenance or support, whether on a continuing basis or otherwise, of goods or services of any type except those made in the ordinary course of business;

                         (iii) any license or other strategic agreement other than (A) access to or use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support-maintenance agreements entered into in the ordinary course of business or (B) access provided to the Company's websites in the ordinary course of business;

                         (iv)  any sales or vendor Contract or sub-contract;

                         (v) any Contract not made in the ordinary course of business, including but not limited to any covenants not to compete;

                         (vi) any agreements pursuant to which any of the Company's web sites or pages therein are linked with other web sites or pages therein; agreements with web site hosts or internet access providers; agreements regarding data center hosting or security; agreements relating to advertising or sponsorships; agreements providing for the use, display or distribution of third party content, information or data or the provision of services through Sapient's web sites; agreements regarding the establishment or maintenance of networks, telecommunication links, virtual private networks or other similar non-public networks; and

                         (vii) any Contracts upon which the business, rights or assets, or condition, financial or otherwise, of Sapient depends or is or would be Materially affected.

               (b)  Except as set forth on Schedule 5.19 or as to Contracts
                                           -------------
that are cancelable at will or upon 30 days' notice or less, (i) each of the Contracts described in this Section 5.19 is in full force and effect on the date hereof, except as the validity of such Contracts may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of Sapient, (ii) no material Default under any of the terms or conditions set forth in any of the Contracts to which Sapient is a party or any document or instrument related thereto has occurred or been asserted by any party, and (iii) the continuation, validity and effectiveness of such Contracts, and all other Material terms thereof, will not be materially and adversely affected by the transactions contemplated by this Agreement.

               (c) Copies of all forms of registration agreements and other forms or policies governing the use of (i) Sapient's web sites or the information contained therein or (ii) the information obtained by Sapient from third parties through its web sites.

     5.20  Powers of Attorney.  Except as disclosed on Schedule 5.20, Sapient
           ------------------                          -------------
has not given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect.

     5.21  Benefit Plans.
           -------------

               (a)  Schedule 5.21.1 lists (i) every pension, retirement,
                    ---------------
profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise; (ii) any medical, vision, dental or other health plan, any life insurance plan; or (iii) any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by Sapient or any entity aggregated therewith under Internal Revenue Code Sections 414(b) or 414(c) for the benefit of employees, former employees, retirees, directors, independent contractors, spouses or dependents of any of the foregoing or any other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Any Benefit Plan that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." On or after September 26, 1980, neither Sapient or any entity aggregated therewith under Internal Revenue Code Section 414(b) or 414(c) have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Sapient has not incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Internal Revenue Code Section 412 other than routine funding obligations and routine claims for benefits. All Liabilities arising out of or related to Benefit Plans and ERISA Plans of Sapient and of its ERISA Affiliates are reflected in the Financial Statements in accordance with GAAP.

               (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by WebMD), listed on
Schedule 5.21.1 and all trust agreements or other funding arrangements,
--------------
including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, all advisory opinions issued by the United States Department of Labor after December 31, 1974, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any Material modifications thereto have been provided or made available to WebMD.

               (c)  Except as listed on Schedule 5.21.2, all the Benefit Plans
                                        ---------------
and the related trusts subject to ERISA comply with and have been administered in all Material respects in compliance with, the provisions of ERISA, all provisions of the Internal Revenue Code relating to qualification and tax exemption under Internal Revenue Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements in all Material respects. Except as listed on Schedule 5.21.2, all governmental approvals for
                              ---------------
the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. Neither Sapient nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Sapient or any of its predecessors prior to or on the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim other than processing of claims in the ordinary course of business.

               (d) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all Material respects.

               (e) Since December 31, 1974, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code) of any

ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA) that is not exempt under Section 4975(d) of the Internal Revenue Code or Section 408(a) or (b) of ERISA.

               (f) No Liability exists and no event that could result in a Liability has occurred with respect to any Benefit Plan that individually or in the aggregate could have a Material Adverse Effect on Sapient.

               (g) Sapient has not maintained, nor currently maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Internal Revenue Code Section 4980B(f).

               (h)  Except as set forth on Schedule 5.21.3, the consummation of
                                           ---------------
the transactions contemplated by this Agreement will not entitle any current or former employee of Sapient or any of its predecessors whose employment is not terminated as a result of such transactions, to severance pay, unemployment compensation or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

               (i) All Benefit Plans subject to Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, or both, have been maintained in compliance in all Material respects with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

     5.22  Remuneration.  Schedule 5.22 contains a complete and accurate
           ------------   -------------
schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, to be paid in the current fiscal year to (i) all of the officers and directors of Sapient; and (ii) all of the employees of Sapient who received or will be receiving in excess of $50,000 (excluding commission and bonus compensation) during such year. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of Sapient is now payable to any of such officers, directors or employees.

     5.23  Union and Employment Agreements.  Except as set forth on Schedule
           -------------------------------                          --------
5.23, Sapient  is not a party to any union agreement, nor does it have any
----
written or oral agreement that is not terminable by it at will with any of its officers, directors, employees, consultants, agents, or any other person performing services therefor, relating to their employment by or performance of services for any such entity or their compensation therefor. To the knowledge of Sapient, no union attempts to organize the employees of Sapient have been made, nor are any such attempts now threatened so far as is known to Sapient. Except as set forth on Schedule 5.23, to the knowledge of Sapient, none of its
                       -------------
officers will terminate his or her employment currently or at any time within sixty (60) days of the Closing Date.

     5.24  Interested Transactions.
           -----------------------

               (a)  Except as set forth on Schedule 5.24 and except for or in
                                           -------------
connection with reasonable expenses or advancement of expenses incurred in the ordinary course of business for relocation of employees, Sapient is not currently a party to any Contract, loan or other transaction with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of Sapient):

                    (i) Any director, officer, employee of Sapient or any of the five percent (5%) or greater shareholders of Sapient;

                    (ii) Any of the spouses, parents, siblings, children, aunts, uncles, nieces, nephews, in-laws and grandparents of any of the persons described in clause (i); or

                    (iii) Any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) or (ii) has a beneficial interest (other than in a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 5% of the equity interest).

               (b)  Except as set forth on Schedule 5.24, none of the
                                           -------------
shareholders of Sapient is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of Sapient.

     5.25  Brokers and Finders.  No broker, agent, finder or consultant or other
           -------------------
person has been retained by or on behalf of Sapient (other than Hambrecht & Quist ("H&Q") and legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by Sapient in connection with the transactions contemplated hereby. Except for fees due to H&Q, neither WebMD nor Sapient shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of Sapient.

     5.26  Statements True and Correct.  No certificate, schedule, or other
           ---------------------------
exhibit furnished or to be furnished by Sapient to WebMD pursuant to the terms of this contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light
of the circumstances under which they were made, not misleading.   None of the
information furnished in writing by Sapient or, to Sapient's knowledge, any Affiliate thereof for inclusion in the Information Statement to be mailed to Sapient's Shareholders in connection with the Shareholder's meeting will, at the time such documents are first mailed to the Shareholders of Sapient or at the time of the Shareholder's meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.27  Tax Matters.  Neither Sapient nor, to the knowledge of Sapient, any
           -----------
Affiliate thereof has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     5.28  State Takeover Laws.  Sapient has taken all necessary action to
           --------------------
exempt the transactions contemplated by this Agreement from any applicable state takeover Law.

     5.29  Schedules.  All Schedules attached hereto are true, correct and
           ---------
complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed for purposes of the matters to be disclosed on such Schedule and shall be deemed to be disclosed for purposes of other Schedules, provided that such disclosure is specifically responsive and complete with respect to such other Schedules, unless expressly provided to the contrary therein.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF WEBMD
                    ---------------------------------------

     WebMD and Merger Corp. hereby represent and warrant to Sapient as follows:

     6.1  Organization, Standing, and Power.  Each of WebMD and its Subsidiaries
          ---------------------------------
is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Except as set forth on Schedule 6.1, each of WebMD
                                                     ------------
and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or such Subsidiary. Copies of the articles or certificate of incorporation and all amendments thereto of WebMD and its Subsidiaries and the bylaws, as amended, of WebMD and its Subsidiaries and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of WebMD and its Subsidiaries, which have been made available to Sapient for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of WebMD and its Subsidiaries. The stock record books of WebMD and its Subsidiaries, which have been made available to Sapient for review, contain true and complete records of the stock ownership of WebMD and all prior transfers of the shares of its capital stock.

     6.2  Authorization of Agreement; No Breach.  The execution, delivery and
          -------------------------------------
performance of this Agreement has been duly authorized by all necessary corporate action of WebMD. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by WebMD pursuant to this Agreement will constitute, legal, valid and binding obligations of WebMD enforceable against WebMD in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and
(ii) the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 6.2, the execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by WebMD pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of WebMD or any of its Subsidiaries or any other Material instrument or agreement to which WebMD or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of WebMD and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon WebMD or its Subsidiaries or upon their respective securities, property or business; (iii) conflict with or constitute a Default under any Material Contract to which WebMD or any of its Subsidiaries is a party or by which WebMD or any of its Subsidiaries is bound; or (iv) create a Material Lien upon the securities, property or business of WebMD or any of its Subsidiaries.

     6.3  Capital Stock.  As of the date hereof, the authorized capital stock of
          -------------
WebMD consists of (a) 75,000,000 shares designated Common Stock (without designation as to series), of which 3,000,000 shares are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares,
(b) 3,000,000 shares are designated Common Stock Series B, of which 1,400,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (c) 1,500,000 shares are designated Common Stock Series C, of which 1,500,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (d) 15,000,000 shares are designated Common Stock Series D, of which 4,486,805 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares, (e) 2,500,000 are designated Common Stock Series E, of which 2,100,000 are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares; and (f) 10,000,000 shares designated as Preferred Stock, of which 1,600,000 are designated Series A Preferred Stock, of which 801,000 shares of Series A Preferred Stock are issued and outstanding as of the date hereof and none of which are issued and held as treasury shares. Except as set forth in Schedule 6.3, all of such shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws.  Except as set forth on Schedule 6.3 and as
                                                          ------------
contemplated by this Agreement, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by WebMD under the Securities Act of 1933, as amended), calls or other commitments of any nature relating to the WebMD Common Stock or any other capital stock of WebMD to which WebMD is a party, and there are no outstanding securities of WebMD convertible into or exchangeable for shares of WebMD Common Stock or any other capital stock of WebMD. WebMD and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to WebMD, the WebMD Common Stock or any of its Subsidiaries. Except as set forth on Schedule 6.3, WebMD is not
                                             ------------
obligated to issue or repurchase any shares of its capital stock for any purpose, and, to the knowledge of WebMD, no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of WebMD. Prior to the Effective Time, WebMD will authorize and file a designation authorizing at least 1,750,000 and up to 3,400,000 shares of Series B Preferred Stock in accordance with Section 8.3 hereto. The shares of Series B Preferred Stock to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

     6.4  WebMD Subsidiaries.  Schedule 6.4 attached hereto is a true and
          ------------------   -------------
correct list of each Subsidiary of WebMD. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws, and are owned of record and beneficially by WebMD, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither WebMD nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity.

     6.5  Financial Statements.
          --------------------

               (a)  Schedule 6.5 contains true and correct copies of the (i)
                    ------------
audited consolidated balance sheets of WebMD as of December 31, 1997 and 1996, and the audited consolidated statements of income and audited consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995 and (ii) the unaudited balance sheet of WebMD as of September 30, 1998 and the unaudited consolidated statements of income and unaudited statements of cash flows for the nine months ended September 30, 1998 and 1997 (the "Financial Statements").

               (b) The Financial Statements (i) are in accordance with the books and records of WebMD and its Subsidiaries, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the consolidated financial condition, assets and liabilities of WebMD and its Subsidiaries, taken as a whole, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for the omission of notes to interim unaudited consolidated statements; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses required to be recorded under GAAP. The Financial Statements contain no untrue statements of any Material fact nor omit to state any Material fact required to be stated to make the Financial Statements not misleading, except that there are no notes to the interim unaudited consolidated statements.

     6.6  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
6.6 and on the September 30, 1998 Financial Statements, as of the date hereof
---
neither WebMD nor any of its Subsidiaries has any Undisclosed Liabilities, except for unpaid liabilities and obligations incurred since September 30, 1998, in the ordinary course of business and not involving Funded Debt and which are not, in the aggregate, Material.

     6.7  Absence of Certain Changes or Events.  Since September 30, 1998,
          ------------------------------------
except as disclosed on Schedule 6.7, there have been no events, changes or
                       ------------
occurrences (other than events or conditions affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD.

     6.8  Tax Matters.
          ------------

               (a) WebMD and its Subsidiaries have filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 6.8, no returns so filed have
                                         ------------
been examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 6.8, WebMD has not received notice of any Tax
                    ------------
being asserted or any proposed assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and WebMD is not presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 6.8,
                                                               ------------
WebMD has not executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (b) As of the date hereof, WebMD and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity and which are listed on Schedule 6.8, and such returns are
                                           ------------
true and correct in all Material respects and properly reflect the Tax Liabilities of WebMD and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

               (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of September 30, 1998, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

               (d) WebMD and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

               (e) All ad valorem property taxes for fiscal years prior to 1998 imposed on WebMD, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the consolidated financial statements contained in the WebMD Documents, as appropriate.

               (f) Neither WebMD nor any of its Subsidiaries, nor to the knowledge of WebMD or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

     6.9   Intellectual Property.
           ---------------------

               (a)  Schedule 6.9 contains a true and complete list of all
                    ------------
patents, trademarks, tradenames, service marks, service names, trade secret protected computer software and copyright registrations, and applications therefor owned by or exclusively licensed to WebMD on the date hereof, including all Internet domain names registered with any third party. WebMD owns, or is a valid licensee of all Intellectual Property used in WebMD's business as currently conducted. Neither WebMD or, to the knowledge of WebMD, its predecessors has misused the Intellectual Property of others, and none of the Intellectual Property as used in the business conducted by any such entity infringes upon or otherwise violates the Intellectual Property of others, nor to WebMD's knowledge with respect to predecessors, has any person asserted a claim of such infringement or violation of Intellectual Property against any such entity. WebMD is not obligated to pay any royalties to any person or entity with respect to any Intellectual Property in excess of $5,000.00 per year. WebMD owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or intends to use in connection with the performance of any existing Material contract, proposal or letter of intent to which it is a party. Except as set forth on Schedule 6.9, WebMD has not licensed or sublicensed its
                       ------------
rights in any Intellectual Property, except non-exclusive licenses in the ordinary course of business, forms of which license agreements and a list of which licensees, WebMD has delivered or made available to Sapient.

               (b)  To the knowledge of WebMD, except as described on Schedule
                                                                      --------
6.9, no officer, director or employee of WebMD has entered into any Contract
---
other than on behalf of WebMD and with WebMD's authorization, which requires such officer, director or employee to assign any interest in any Intellectual Property or which restricts or prohibits such officer, director or employee from engaging in activities competitive with WebMD.

               (c) The Intellectual Property owned or licensed by WebMD is sufficient to continue to operate the business as conducted on the date hereof.

               (d) WebMD is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 6.9. There is no pending, or to the
                           ------------
knowledge of WebMD, threatened received by WebMD of, or to the knowledge of WebMD, any verbal threat of opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 6.9, or, to the knowledge of WebMD, against any
                        ------------
Intellectual Property exclusively licensed to WebMD.

               (e)  Except as set forth on Schedule 6.9, there are no
                                           ------------
settlements, forbearances to sue, consents, judgments, or orders of which WebMD is a party or of which it is aware and which (i) restrict WebMD's rights to use any Intellectual Property owned by or licensed to WebMD, (ii) restrict WebMD's business in order to accommodate a third party's intellectual rights or (iii) permit third parties to use any Intellectual Property owned or controlled by WebMD.

               (f)  Except as set forth on Schedule 6.9, the consummation of the
                                           ------------
transactions contemplated hereby will not result in the Material loss or impairment of WebMD's right to own or use any of the Intellectual Property, nor will require the consent of any government authority or third party in respect of such Intellectual Property.

     6.10  Insurance.  All of the properties and business of WebMD and its
           ----------
Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. All such insurance policies are in full force and effect and the premiums due thereon have been timely paid. Neither WebMD nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

     6.11  Compliance with Laws.
           ---------------------

               (a) Each of WebMD and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits disclosed on Schedule 6.11
                                                                 -------------
or those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WebMD or its Subsidiaries, taken as a whole. Except as disclosed on Schedule 6.11, neither
                                                       -------------
WebMD nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of WebMD or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

               (b)  Except as set forth on Schedule 6.11, no consent or approval
                                           -------------
of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by WebMD or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

               (c) Neither WebMD or any of its Subsidiaries, nor, to the knowledge of WebMD, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which WebMD has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

     6.12  Legal Proceedings.  There are no outstanding Court Orders or
           -----------------
administrative decisions to which WebMD or any of its Subsidiaries is subject, and, except as disclosed on Schedule 6.12, there is no Litigation pending or,
                            -------------
to WebMD's knowledge, threatened against or relating to WebMD or any of its Subsidiaries or their respective assets or businesses. Except as disclosed on
Schedule 6.12, neither WebMD nor any of its Subsidiaries have been advised by
-------------
any attorney representing any such entity that there are any "loss contingencies" as defined in FASB 5, which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of WebMD and which are not so disclosed or accrued.

     6.13  Brokers and Finders. No broker, agent, finder or consultant or other
           -------------------
person has been retained by or on behalf of WebMD (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by WebMD in connection with the transactions contemplated hereby. Neither Sapient nor WebMD shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of WebMD.

     6.14  Statements True and Correct.  No certificate, schedule or other
           ---------------------------
exhibit furnished or to be furnished by WebMD or any Affiliate thereof to Sapient pursuant to the terms of this Agreement contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under
which they were made, not misleading.   None of the information furnished in
writing by WebMD or, to WebMD's knowledge, any Affiliate thereof for inclusion in the Information Statement to be mailed to Sapient's Shareholders in connection with the Shareholder's meeting will, at the time such documents are first mailed to the Shareholders of Sapient or at the time of the Shareholder's meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

     6.15  Authority of Merger Corp. Merger Corp is a corporation duly
           ------------------------
organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly owned Subsidiary of WebMD. The authorized capital stock of Merger Corp. consists of 1,000 shares of Merger Corp. Common Stock, of which 100 shares are validly issued and outstanding, fully paid and nonassessable and is owned by WebMD free and clear of any Lien. Merger Corp. has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms.

     6.16  Tax Matters.  Neither WebMD nor, to the knowledge of WebMD, any
           -----------
Affiliate has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code.

     6.17  Schedules.  All Schedules attached hereto are true, correct and
           ---------
complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed for purposes of the matters to be disclosed on such Schedule and shall be deemed to be disclosed for purposes of other Schedules, provided that such disclosure is specifically responsive and complete with respect to such other Schedules, unless expressly provided to the contrary therein.

                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1  Conduct of Sapient Business.  Except as set forth on Schedule 7.1,
          ---------------------------                          ------------
prior to the Closing Date, except with the prior written consent of WebMD, which consent shall not, in the case of matters referred to in subparagraphs (a) and
(h), be unreasonably withheld, and except as necessary to effect the transactions contemplated in this Agreement, Sapient shall:

               (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business (or, even if in the ordinary course of business, not in excess of $50,000), and not make any Material change in its methods of management, marketing, accounting, or operations;

               (b) consult with WebMD prior to undertaking any Material new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of WebMD, which consent will not be unreasonably withheld;

               (c) confer on a regular basis with one or more designated representatives of WebMD to report Material operational matters and to report the general status of ongoing business operations;

               (d) notify WebMD of any unexpected Material change in the normal course of business or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property, and Sapient agrees to keep WebMD fully informed of such events and permit WebMD's representatives prompt access to all materials prepared in connection therewith, except for any materials that are protected by the attorney-client privilege, provided that in such event WebMD is advised of all material facts concerning such privileged materials;

               (e)  except as set forth on Schedule 7.1, not enter into any new
                                           ------------
employment Contract except in the ordinary course of business, or except in the ordinary course of business and consistent with past practice, any commitment to employees (including any commitment to pay retirement or other benefits);

               (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of Sapient, except general hourly rate increases and normal merit increases for employees other than officers made in the ordinary course of business and consistent with past practice;

               (g) except in the ordinary course of business, not (i) create or incur any indebtedness, (ii) enter into or terminate any lease of real estate, or (iii) release or create any Liens of any nature whatsoever;

               (h) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $50,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

               (i) not sell any Material asset or make any Material commitment relating to its assets other than in the ordinary course of business;

               (j) not amend the Articles of Incorporation, Bylaws or other governing instruments of Sapient, or

               (k) not make any changes in its accounting methods or practices, except for changes in its tax accounting methods or practices that may be necessitated by changes in applicable tax laws;

               (l) except for this Agreement, or pursuant to the exercise of stock options, Sapient Warrants or convertible promissory notes listed on
Schedule 5.3 hereto and outstanding as of the date hereof, in accordance with
------------
their current terms, and except for shares of Sapient Common Stock which may be issued upon the conversion of Sapient Series A Preferred Stock, Sapient Series B Preferred Stock Series C Preferred Stock, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Sapient Capital Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend with respect to any Sapient Capital Stock;

               (m) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business; and

               (n) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through (m).

     7.2   Adverse Changes in Condition.  Each Party agrees to give written
           ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Shareholder Approval.  Sapient shall call a Shareholders' Meeting, to
           --------------------
be held as soon as practicable for the purpose of voting upon the Merger, including the Escrow Agreement and the election of the Representative as representative of the shareholders for purposes of the Escrow Agreement, and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) WebMD and Sapient shall prepare an Information Statement and mail such Information Statement to Sapient's Shareholders a reasonable period prior to such Shareholders' Meeting, and (ii) the Parties shall furnish to each other all information concerning them that the other may reasonably request in connection with such Information Statement. Unless this Agreement is terminated in accordance with its terms, the Boards of Directors of Sapient shall recommend to its shareholders the approval of this Agreement, and unless this Agreement is terminated in accordance with its terms, the Board of Directors and officers of Sapient shall use their reasonable efforts to obtain such shareholders' approval.

     8.2  Applications. WebMD shall promptly prepare and file, and Sapient shall
          ------------
cooperate in the preparation and, where appropriate, filing of, applications with any Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.3  Filings with State Offices.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, Sapient and Merger Corp. shall execute and file the Articles of Merger with the Secretary of State of the State of Oregon in
connection with the Closing.   Prior to the Effective Time, WebMD shall file
with the Secretary of State of the State of Georgia articles of amendment to its Articles of Incorporation designating the Series B Preferred Stock and setting forth the relative rights, privileges and preferences with respect thereto (the "Designation"). In the event that WebMD raises proceeds of at least $4,000,000 without a Dilutive Financing in accordance with Section 3.2, the Designation shall be substantially in the form of, and with terms no less favorable than,
Exhibit 8.3(a) attached hereto; otherwise the Designation shall be substantially
--------------
in the form of, and with terms no less favorable than, Exhibit 8.3(b) attached
                                                       --------------
hereto. The Designation shall authorize at least 1,750,000 and up to 3,400,000 shares of Series B Preferred Stock. Between the date hereof and the Closing Date, without the prior consent of Sapient, which consent shall not be unreasonably withheld, WebMD shall not file designations for a series or class of capital stock which has preferences senior to the Series B Preferred Stock.

     8.4  Agreement as to Efforts to Consummate.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.5  Investigation and Confidentiality.
          ---------------------------------

               (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

               (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use or disclose such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     8.6  Press Releases.  Prior to the Effective Time, Sapient and WebMD shall
          --------------
consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby and neither Party shall issue any press release or make any other public disclosure without the prior approval of the other (which approval shall not be unreasonably withheld); provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7  No Shopping.  Except with respect to this Agreement and the
          -----------
transactions contemplated hereby, neither Sapient nor any of its Affiliates, nor any Representatives thereof shall directly or indirectly solicit or respond (except as permitted by the next sentence) to any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Sapient's Board of Directors as advised by counsel, none of Sapient or any Affiliate or Representative thereof shall furnish any non-public information, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Sapient may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its fiduciary obligations as advised by counsel. Sapient shall promptly notify WebMD orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Upon execution of this Agreement Sapient shall (i) immediately cease and cause to be terminated any activities, discussions or negotiations ongoing as of the date hereof with any Persons with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.8   Tax Treatment.  Each of the Parties undertakes and agrees to use its
           -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a

"reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.9   Employee Benefits.  Following the Effective Time, WebMD shall provide
           -----------------
to officers and employees of Sapient employee benefits under employee benefit plans on terms and conditions which are substantially similar to those currently provided by WebMD and its Subsidiaries to their similarly situated officers and employees and all WebMD employee benefit plans and programs shall give Sapient employees full credit for their prior employment by Sapient, to the extent that such credit shall not disqualify WebMD's plans and programs. In the case of medical and health insurance coverage, subject to the terms of its existing insurance plans, WebMD shall continue to insure Sapient officers and employees under Sapient's existing insurance plans or use its reasonable commercial efforts to provide generally comparable medical and health insurance with no limitations, restrictions or reductions in benefits related to preexisting conditions, waiting periods, deductibles, copayments, stop-loss provisions and similar features.

     8.10  Voting Agreement.  Simultaneously with the execution and delivery of
           -----------------
this Agreement, each of the Persons listed on Schedule 8.10 has executed and
                                              -------------
delivered a Voting Agreement in the form of Exhibit 8.10 hereto pursuant to
                                            ------------
which such Person has agreed, among other things, to vote all shares of Sapient Capital Stock held of record by such Person in favor of the Merger at the Sapient Shareholder Meeting.

     8.11  Accredited Investor Questionnaire and Shareholder Representation
           ----------------------------------------------------------------
Agreement. Sapient shall use its reasonable efforts to cause each Shareholder to
----------
promptly execute and deliver to WebMD an Accredited Investor Questionnaire and Shareholder Representation Agreement in the form of Exhibits 8.11(a) and
                                                    ----------------
8.11(b), respectively,  hereto.
                     --

     8.12  Registration of Shares.
           ----------------------

           (a) Subject to the conditions set forth in this Section 8.12, the Shareholders may make one (1) demand on WebMD to register in each registration at least 200,000 shares of WebMD Common Stock ("Shares") obtained upon conversion of the Series B Preferred Stock issued to the Shareholders pursuant hereto; provided, however that (i) the Shareholders may not initiate a demand on WebMD to register any Shares until after the date that is six (6) months following the effective date of the registration statement relating to an Initial Public Offering (as defined below) and (ii) if another holder who is not a Shareholder has exercised a demand right to register shares of WebMD Common Stock, WebMD shall not be obligated to file or cause to be declared effective a registration statement until ninety (90) days after the effective date of a registration statement filed pursuant to the demand of another holder who has exercised its demand rights. The term "Initial Public Offering" means the offer and sale of shares of WebMD Common Stock in a transaction underwritten by an investment banking firm following the completion of which (i) such equity securities will be listed for trading on any national securities exchange or
(ii) there will be at least two market makers who are making a market in such equity securities through the Nasdaq National Market System. Upon the receipt of a written request from the shareholders to effect a registration pursuant to this Section 8.12(a) (the "Written Request"), then WebMD shall file a registration statement with the SEC to effect such registration within 25 days of the receipt of the Written Request. Notwithstanding the foregoing provisions of this Section 8.12, the obligation of WebMD to file a registration statement and to keep a registration statment effective hereunder shall be suspended for a period not to exceed forty five (45) days and no more than once (i) if the filing of such registration statement would, in the opinion of the Board of Directors of WebMD, arrived at in good faith, adversely affect WebMD, a material financing project or a material proposal or pending acquisition, merger or other corporate reorganization to which WebMD is then, or is then expected, to become a party or (ii) if WebMD furnishes to the Shareholders a letter signed by the Chief Executive Officer or the President of WebMD stating that WebMD intends to file a registration statement in connection with a bona fide firm commitment underwritten registration for securities to be offered for its own account (the "Intended Registration"); provided, however, if WebMD does not file with the SEC its Intended Registration within 70 days of the Written Request, WebMD shall file the registration statement requested in the Written Request within 5 days of the termination of such 70 day period . Upon receipt of notice to file a registration statement pursuant to this Section 8.12(a), WebMD shall promptly give written notice of the proposed offering to all other Shareholders so they have an opportunity to consider joining in such notice, which they may do at their election within ten (10) days after receipt of the notice of proposed registration by WebMD. In the case of such registration effected by WebMD, WebMD shall keep each participating Shareholder advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the Company shall use its best efforts to: (i) keep such registration effective for a period of ninety (90) days or until the Shareholders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and (ii) furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request. The sale of the Shares pursuant to this Section 8.12(a) shall be made by means of a firm commitment underwriting through underwriters who are reasonably acceptable to WebMD and a majority of interests of Shareholders proposing to distribute shares through such underwriting. All Shareholders proposing to distribute Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. WebMD may include Shares for its own account in any registration hereunder if, but only if, the underwriters have not limited the number of Shares of the Shareholders to be underwritten.

     (b) Following the Initial Public Offering, if WebMD proposes to register any of its securities under the 1933 Act for sale by it for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) of the 1933
Act), WebMD shall give the Shareholders notice of such proposed registration at least 15 days prior to the filing of a registration statement. At the written request of a Shareholder delivered to WebMD within 10 days after delivery of the notice from WebMD, WebMD shall use its best efforts to effect the registration ("Piggyback Registration") under the 1933 Act of the shares of WebMD Common Stock held upon conversion of the Series B Preferred Stock issued to such Shareholder pursuant hereto; provided that WebMD may, without the consent of the Shareholders, withdraw such registration statement prior to its becoming effective if WebMD has abandoned its proposal to register its securities.

     (c) In an Initial Public Offering by WebMD, WebMD shall give the Shareholders notice of such proposed registration, and at the written request of a Shareholder delivered to WebMD within 10 days after delivery of the notice from WebMD, WebMD shall use its best efforts to have the underwriters include in the over-allotment option of the Initial Public Offering an aggregate of 200,000 shares of WebMD Common Stock issued to the Shareholders upon conversion of the WebMD Series B Preferred Stock pursuant hereto and to sell such shares if the over-allotment option is exercised in full by the underwriters for the Initial Public Offering. The provisions of this Section 8.12(c) are based upon a total over-allotment option of 450,000 shares and shall be subject to (i) the right of the managing underwriters to reduce the size of the Initial Public Offering and to proportionately reduce the size of the total over-allotment option, in which case the number of shares to be sold by the Shareholders in the over-allotment option shall be proportionately reduced, (ii) the right of the managing underwriters to exercise the over-allotment option in part, in which case the shares to be sold in the over-allotment option shall be reduced pro-rata among the Shareholders and the other sellers of WebMD Common Stock in the over-allotment option and (iii) the right of the managing underwriters not to exercise the over-allotment option.

     (d) In the event of the offer and sale of shares of WebMD Common Stock held by Shareholders under the 1933 Act, WebMD shall, and hereby does, indemnify and hold harmless each Shareholder, its directors, officers and partners and each other Person, if any, who controls such Shareholder within the meaning of
Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and WebMD shall reimburse the Shareholder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that WebMD shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to WebMD through an instrument duly executed by or on behalf of such Shareholder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of WebMD, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Shareholder.

     (e) WebMD may require, as a condition to including any shares of WebMD Common Stock to be offered by a Shareholder in any registration statement filed pursuant to this Section 8.12, that WebMD shall have received an agreement from such Shareholder to be bound by the terms of this Section 8.12, including an undertaking reasonably satisfactory to it from such Shareholder, to indemnify and hold WebMD, its directors and officers and each other Person, if any, who controls WebMD within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which WebMD or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contain therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder as a shareholder of WebMD furnished to WebMD through an instrument duly executed by such Shareholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this
Section 8.12(e) shall in no event exceed the gross proceeds from the offering received by such Shareholder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of WebMD or any such director, officer or controlling person and shall survive the transfer by any Shareholder of such shares.

     (f) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 8.12 (d) or (e) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
8.12 (d) or (e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (g) The indemnification required by Section 8.12 (d) and (e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (h) If the indemnification provided for in this Section 8.12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the WebMD Common Stock, as well as other relevant equitable considerations.

     (i) Notwithstanding anything to the contrary contained herein, no Shareholder shall have rights to a registration under Section 8.12(a) or (b) after the time that such Shareholder could sell his shares of WebMD Common Stock pursuant to Rule 144(k) under the 1933 Act or any successor rules thereto.

     (j) WebMD shall pay, all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Shareholders and the fees and disbursements of counsel for WebMD and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

     (k) The Shareholders may not assign their rights under this Section 8.12 to anyone without the prior written consent of WebMD, and any attempted transfer in violation of this Section 8.12(k) shall be null and void; provided, however, the Shareholders may assign their rights under this Section 8.12 without such prior written consent to a transferee or assignee that is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Shareholder.

     (l) Notwithstanding any other provision of this Section 8.12, in an underwritten offering, if the underwriters advise WebMD in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering:

          (i) in the event of a demand registration pursuant to Section 8.12(a) hereof, then the number of Shares that may be included in the registration and underwriting shall be allocated first to the Shareholders on a pro rata basis according to the number of Shares requested to be included by the Shareholders pursuant to Section 8.12(a); second to WebMD; and third to other holders who have requested to sell in the registration; or

          (ii) in the event of a piggyback registration pursuant to Section 8.12(b) that is initiated by WebMD, then the number of Shares that may be included in the registration and underwriting shall be allocated first to WebMD and then to all selling shareholders, including the Shareholders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; provided, however, that in no event shall the total amount of shares of securities included in the offering by HBO & Company of Georgia, Sirrom Capital Corporation and Matria Healthcare, Inc. pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all shares of securities of HBO & Company of Georgia, Sirrom Capital Corporation and Matria Healthcare, Inc. are included in such offering, unless such shareholders of WebMD waive such limitation or such shareholders of WebMD choose not to sell any shares in such registration.

     (m) If requested by WebMD or an underwriter of securities of WebMD within one year after the Effective Date, the Holders shall not sell or otherwise transfer or dispose of any shares of WebMD Capital Stock, other than shares sold by the Shareholders pursuant to an effective registration statement, during a period of the earlier of (i) ninety (90) days following the effective date of a registration statement of WebMD filed under the 1933 Act or (ii) the period ending on the day such Shareholder could sell his shares of WebMD Common Stock pursuant to Rule 144 under the 1933 Act or any successor rule thereto. Such agreement shall be in writing in form satisfactory to WebMD and such underwriter. WebMD may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

     8.13  Indemnification of Sapient Officers and Directors; Insurance.
           ------------------------------------------------------------

     (a) For a period of six (6) years following the Effective Time, WebMD and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or employee of Sapient in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Sapient's Articles of Incorporation, Bylaws and indemnification agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. WebMD agrees to maintain the current insurance policy held by Sapient insuring Sapient's directors and officers against claims for errors and omissions for a period of three years following the Effective Time provided that the annual premium for such policy during the period does not exceed 135% of the amount of the most recent annual premium.

     (b) If WebMD or the Surviving Corporation or any of their respective successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, the obligations set forth in this Section 8.13 shall be binding upon such successors and assigns of WebMD or the Surviving Corporation.

     8.14  Blue Sky Laws.  WebMD shall take such reasonable steps as may be
           -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the WebMD Common Stock in connection with the Merger. Sapient shall use its reasonable efforts to assist WebMD as may be necessary to with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of WebMD Series B Preferred Stock in connection with the Merger, including, if requested by WebMD after consultation with counsel, the appointment of a Purchaser Representative for non-accredited investors who are not sophisticated investors under Rule 501-506 of Regulation D under the 1933 Act.

     8.15  Non-solicitation of Employees.  Until the Effective Time or, in the
           -----------------------------
event this Agreement is terminated without completion of the Merger, for a period of one year from the date hereof, neither WebMD or Sapient will solicit for employment any current employee of the other or any subsidiary of the other unless such employee has been terminated previously by his or her employer.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1   Conditions to Obligations of Each Party.  The respective obligations
           ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.6 of this Agreement:

                (a) Shareholder Approval. The shareholders of Sapient shall have
                    --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger and the appointment of the "Representative," as such term is defined in the Escrow Agreement, as and to the extent required by Law and by the provisions of any governing instruments.

                (b) Regulatory Approvals.  All Consents of, filings and
                    --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect

                (c) Consents and Approvals. Except as set forth on Schedule
                    ----------------------                         --------
9.1, each Party shall have obtained any and all Consents required for
---
consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party.

               (d)  Legal Proceedings. No court or governmental or regulatory
                    -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

               (e)  Tax Opinion.  Each of WebMD and Sapient shall have received
                    -----------
the opinion of Alston & Bird LLP to the effect that the Merger will constitute a tax-free reorganization within the meaning of 368(a) of the Internal Revenue Code, which opinion shall be in form and substance reasonably satisfactory to WebMD and Sapient. Such opinion shall not address the tax consequences to shareholders of Sapient who acquired shares of Sapient Capital Stock upon conversion of convertible notes prior to the Effective Time. In rendering such opinion, Alston & Bird LLP shall be entitled rely upon representations of WebMD and Sapient reasonably satisfactory in form and substance to such counsel. The parties to this Agreement agree to make reasonable representations as required by Alston & Bird LLP for the purpose of rendering such opinion.

     9.2  Conditions to Obligations of WebMD.  The obligations of WebMD to
          ----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by WebMD pursuant to Section 13.6(a) of this Agreement:

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of Sapient set forth or referred t o in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date); provided, however, for purposes of this Section 9.2 solely as to whether the condition to closing set forth herein has been met, a representation or warranty shall be deemed true and correct in all Material respects notwithstanding a breach thereof if such breach does not cause or would not reasonably be expected to cause a Material Adverse Effect on Sapient or WebMD.

               (b)  Performance of Agreements and Covenants. Each and all of the
                    ---------------------------------------
agreements and covenants of Sapient to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

               (c)  Certificates. Sapient shall have delivered to WebMD (i) a
                    ------------
certificate dated as of the Effective Time and signed on its behalf by its President and its Senior Vice President, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Sapient's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as WebMD and its counsel shall request.

               (d)  Opinion of Counsel.  WebMD shall have received an opinion
                    ------------------
(a) of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Stoel Rives, counsel to Sapient, dated as of the Closing, in the form set forth in Exhibits 9.2(d)(i) and 9.2 (d)(ii), respectively, and (b) of either of Gunderson
-------------------------------------------------------------------
Dettmer Stough Villeneuve Franklin & Hachigian, LLP or Stoel Rives, in the form reasonably satisfactory to WebMD, as to the matters set forth in Exhibit 9.2(d)(iii).

               (e)  Delivery of Documents.  Sapient shall have delivered all of
                    ---------------------
its books and records to WebMD including, but not limited to, (i) all corporate and other records of Sapient and each Subsidiary and their respective predecessors, including the minute books, stock books, stock transfer registers, books of account, leases and Contracts, deeds and title documents, and Financial Statements; and (ii) such other documents or certificates as shall be reasonably requested by WebMD.

          (f)  Resignation of Sapient Directors. On or prior to the Closing
               --------------------------------
Date, Sapient shall have delivered to WebMD evidence satisfactory to WebMD of the resignation of the directors of Sapient effective as of the Closing Date.

          (g)  Employment Agreements. Employment Agreements in the form attached
               ---------------------
hereto as Exhibits 9.2(g) shall have been executed by the employees named in
Schedule 9.2(g) and delivered to WebMD.

          (h)  Option Agreements. Option Agreements in the form attached hereto
               -----------------
as Exhibits 9.2(h) shall have been executed by the employees named in Schedule 9.2(h) and delivered to WebMD.

          (i)  Escrow Agreement. The Escrow Agreement shall have been executed
               ----------------
and delivered by the Shareholder Representative and a national bank as escrow agent.

          (j)  No Material Adverse Change.  There shall not have been any
               --------------------------
Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of Sapient, between the date hereof and the Closing Date, and Sapient shall have delivered to WebMD a certificate, dated as of the Closing Date, signed by its President and Senior Vice President certifying to such effect.

(k) Accredited Investor Questionnaire and Shareholder Representation Agreements.
    ---------------------------------------------------------------------------
Each Shareholder of Sapient who has not provided to WebMD an Accredited Investor Questionnaire in the form previously provided to Sapient certifying that such Shareholder is an "Accredited Investor" as defined in Rule 501(a) under the 1933 Act shall have either (i) appointed a "Purchaser Representative" as set forth under Rule 501(h) and 506(b)(2)(ii) under the 1933 Act, or (ii) delivered to WebMD a Shareholder Representation Agreement certifying as to the sophistication of the investor and other reasonably related matters set forth therein. As of the Effective Time, Sapient shall not have more than thirty one (31) shareholders who are non-accredited investors under Rule 501(a) and (e) under the 1933 Act (in the event of non-receipt of an Accredited Investor Questionnaire, such holder shall be deemed to be a non-accredited investor).

          (l)  Dissenting Shareholders. Holders of less than five percent (5.0%)
               -----------------------
of the Sapient Capital Stock shall have elected to seek their statutory dissenters' rights as provided in Section 3.4 of this Agreement.

          (m)  Conversion of Notes. On or prior to the Effective Time, (i)
               -------------------
holders of a majority in interest of the $2,300,000 principal amount of Convertible Notes dated July 31, 1998 shall have irrevocably waived their right to convert such Convertible Notes and shall have amended such series of Convertible Notes to provide for the cash payment of the principal and accrued interest thereon at the Effective Time; and (ii) all other Convertible Notes shall have been converted into shares of Sapient Capital Stock in accordance with their terms (other than terms as to time of conversion).

     9.3  Conditions to Obligations of Sapient.  The obligations of Sapient to
          ------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Sapient pursuant to Section 12.6(b) of this Agreement:

                    (a)  Representations and Warranties. The representations and
                         ------------------------------
warranties of WebMD set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date); provided, however, for purposes of this Section 9.3 solely as to whether the condition to closing set forth herein has been met, a representation or warranty shall be deemed true and correct in all Material respects notwithstanding a breach thereof if such breach does not cause or would not reasonably be expected to cause a Material Adverse Effect on WebMD.

               (b)  Performance of Agreements and Covenants. Each and all of the
                    ---------------------------------------
agreements and covenants of WebMD to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

               (c)  Certificates. WebMD shall have delivered to Sapient (i) a
                    ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by WebMD's Board of Directors and Merger Corp.'s Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Sapient and its counsel shall request.

               (d)  Opinion of Counsel. Sapient shall have received an opinion
                    ------------------
of Alston & Bird LLP, counsel to WebMD, dated as of the Effective Time, in form reasonably acceptable to Sapient, as to the matters set forth in Exhibit 9.3(d).
                                                                 --------------

               (e)  Articles of Amendment. At or prior to the Effective Time,
                    ---------------------
WebMD shall have filed with the Secretary of State of the State of Georgia articles of amendment to its Articles of Incorporation designating the Series B Preferred Stock and setting forth the relative rights, privileges and preferences with respect thereto, all in accordance with Section 8.3 hereof, and WebMD shall have delivered to Sapient a certified copy of such filed amendment.

               (f)  Employment Agreements. Employment Agreements in the form of
                    ---------------------
Exhibit 9.2(g) attached hereto shall have been executed by WebMD and delivered to the employees named in Schedule 9.2(g).

               (g)  Option Agreements. Option Agreements in the form of Exhibit
                    -----------------
9.2(h) shall have been executed by WebMD and delivered to the employees named in
Schedule 9.2(h).

               (h)  Escrow Agreement. The Escrow Agreement shall have been
                    ----------------
executed and delivered by WebMD and a national bank as escrow agent.

               (i)  No Material Adverse Change. There shall not have been any
                    --------------------------
Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of WebMD and its Subsidiaries, taken as a whole, between the date hereof and the Closing Date, and WebMD shall have delivered to Sapient a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.


                                   ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1  Termination.  Notwithstanding any other provision of this Agreement,
           -----------
and notwithstanding the approval of this Agreement by the shareholders of Sapient, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) By mutual consent of the Board of Directors of WebMD and the Board of Directors of Sapient; or

               (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 10 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

               (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 15 days after the giving of written notice to the breaching Party of such breach; or

               (d) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Sapient fail to vote their approval of this Agreement and the transactions contemplated at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

               (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by January 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

               (f) By the Board of Directors of either Party if the Board of Directors of Sapient shall fail to call a shareholders' meeting or solicit consents for the purpose of approving the Merger at least 10 days prior to the date set forth in Section 10.1(e) (provided that the failure to call such meeting is not the result of a breach by WebMD of any representation, warranty, covenant or agreement that would entitle Sapient's Board to terminate this Agreement pursuant to Section 10.1 (b) or (c) above) or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of Sapient; or

               (g) By WebMD, if the Board of Directors of Sapient shall withdraw, modify or change its approval or recommendation to the Sapient Shareholders of this Agreement or the Merger and related transactions in a manner adverse to WebMD (provided that the withdrawal, modification, change of approval or recommendation is not the result of a breach by WebMD of any representation, warranty, covenant or agreement that would entitle Sapient's Board to terminate this Agreement pursuant to Section 10.1 (b) or (c) above).

     10.2  Effect of Termination.  In the event of the termination and
           ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.5(b) and 8.15 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve a breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                   ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

11.1  Definitions.
      -----------

               (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Articles of Merger" shall mean the Articles or Plan of Merger, as applicable, to be executed by Merger Corp. and Sapient and filed with the Secretary of State of the State of Oregon and the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "Exchange Ratios" shall mean the Common Stock Exchange Ratio, the Series A Preferred Stock Exchange Ratio, the Series B Preferred Stock Exchange Ratio and the Series C Preferred Stock Exchange Ratio.

     "Funded Debt" shall mean any outstanding indebtedness (including leases required to be capitalized under GAAP) of such party or its Subsidiaries, except Funded Debt between such parties, representing borrowing, but excluding trade payables.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous Material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinated biphenyls).

     "Intellectual Property" shall mean the copyrights, patents, trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include the impact of (v) the entry by such Party into strategic alliance or license agreements viewed by management of such Party as in the best interests of such Party at such time, (w) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (x) changes in generally accepted accounting principles, (y) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties and (z) continuing net losses by such Party since the date of the most recent Financial Statements of such Party not in excess of those set forth in the projections of such Party disclosed to the other party in writing prior to the date hereof.

     "Merger Corp. Common Stock" shall mean the $0.01 par value common stock of Merger Corp.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Note Conversion Event" shall mean the conversion of the Senior Convertible Note dated March 24, 1998 by and between Sapient and Synetic, Inc. into 1,069,519 shares of Series C Preferred Stock of Sapient.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "ORS" shall mean the Oregon Revised Statutes.

     "Party" shall mean either Sapient, Merger Corp. or WebMD, and "Parties" shall mean all of Sapient, Merger Corp. and WebMD.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Regulatory Authorities" shall mean, collectively, all federal and state regulatory and blue sky agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

     "Sapient Capital Stock" shall mean the Sapient Common Stock and the Sapient Preferred Stock.

          "Sapient Common Stock" shall mean the Sapient common stock, $0.001 par value per share.

          "Sapient Preferred Stock" shall mean the Sapient Series A Preferred Stock, $0.001 par value per share, the Sapient Series B Preferred Stock, $0.001 par value per share and the Sapient Series C Preferred Stock, $0.001 par value per share.

          "Sapient Stock Plan" shall mean the existing stock option plan of Sapient designated as follows: 1996 Stock Incentive Plan, as amended.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholder Meeting" shall mean the meeting of the Shareholders of Sapient to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "Shareholders" shall mean the holders of Sapient Capital Stock.

          "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Surviving Corporation" shall mean Sapient as the surviving corporation resulting from the Merger.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes or governmental assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

          "Undisclosed Liabilities" shall mean any liability or obligation of a Party to this Agreement, whether accrued, liquidated, unliquidated, absolute, contingent, matured, unmatured or otherwise that is not fully reflected or reserved against in their respective financial statements or fully disclosed in a Schedule.

          "WebMD Series B Preferred Stock" shall mean the no par value Series B Convertible Preferred Stock of WebMD to be issued in the Merger.

   (b) In addition to the terms defined in Section 11.1 (a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Benefit Plans - Section 5.21
       Capital Expenditures - Section 5.16(c)
       Closing - Section 1.2
       Closing Date - Section 1.2
       Common Stock Exchange Ratio - Section 3.1(b)
       Effective Time - Section 1.3
       Environmental Litigation - Section 5.7
       ERISA Plan - Section 5.21

          Escrow Agreement - Section 4.3
          Escrow Shares - Section 4.3
          Exchange Agent - Section 4.1
          FASB 5 - Section 5.18
          Financial Statements - Section 5.5
          Merger - Section 1.1
          Multiemployer Plan - Section 5.21(a)
          Options - Section 3.5
          Sapient Equity Rights - Section 5.3
          Series A Preferred Stock Exchange Ratio - Section 3.1(c) Series B Preferred Stock Exchange Ratio - Section 3.1(d) Series C Preferred Stock Exchange Ratio - Section 3.1(e)

                (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.
          --------

            (a) Each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. Notwithstanding the foregoing, WebMD agrees and acknowledges that all reasonable costs and expenses incurred by Sapient in connection with this Agreement and the transactions contemplated hereby shall be assumed and paid by WebMD upon consummation of the Merger; provided, however, that the aggregate amount of all such costs and expenses shall not exceed $1,500,000, and any expenses in excess thereof shall be an Indemnifiable Loss under Section 12 hereof.

            (b) Notwithstanding the foregoing Section 11.2(a),

                (i)   if this Agreement is terminated by WebMD pursuant to
                      Section 10.1(d)(ii); or

                (iii) if this Agreement is terminated pursuant to Section
                      10.1(f) or 10.1(g),

     and within one (1) year after the effective date of such termination Sapient is the subject of a Third Party Acquisition Event with any Person (other than a Party hereto), then at the time of consummation of such Third Party Acquisition Event, Sapient shall promptly pay to WebMD the sum of: (i) $1,750,000, which amount represents the Parties' best estimate of the value of management time, overhead and other unallocated costs of WebMD incurred by or on behalf of WebMD in connection with the transactions contemplated by this Agreement which cannot be calculated with certainty, plus (ii) all out of pocket costs and expenses of WebMD, including costs of counsel, investment bankers, actuaries and accountants, up to but not exceeding an additional $1,000,000. As used herein, the term "Third Party Acquisition Event" shall mean either of the following: (i) Sapient shall enter into an agreement with respect to or be the subject of an Acquisition Proposal, or (ii) any Person (other than a party hereto) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the 1934 Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Sapient Capital Stock representing 50% or more of the combined voting power of Sapient.

     11.3  Brokers and Finders.  Except for Hambrecht & Quist as to Sapient,
           -------------------
each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Sapient or WebMD, each of Sapient and WebMD, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4  Entire Agreement.  Except as otherwise expressly provided herein,
           ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement; provided that notwithstanding the foregoing, the Shareholders of Sapient shall be third party beneficiaries of
Section 8.12 of this Agreement.

     11.5  Amendments.  To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Sapient Common Stock, there shall be made no amendment that pursuant to the ORS requires further approval by such shareholders without the further approval of such shareholders.

     11.6  Waivers.
           -------

                    (a) Prior to or at the Effective Time, WebMD, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Sapient, to waive or extend the time for the compliance or fulfillment by Sapient of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of WebMD under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of WebMD.

                    (b) Prior to or at the Effective Time, Sapient, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by WebMD, to waive or extend the time for the compliance or fulfillment by WebMD of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Sapient under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Sapient.

                    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  Assignment.  Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  Notices.  All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Sapient:       Sapient Health Network, Inc.
                    720 S.W. Washington Street, Suite 400
                    Portland, Oregon 97205

                         Telecopy Number:  (503) 299-9917
                         Attention: Mr. James Kean

     Copy to Counsel:    Gunderson Dettmer Stough Villeneuve Franklin &
                         Hachigian, LLP
                         155 Constitution Drive
                         Menlo Park, California 94025
                         Telecopy Number:  (650) 321-2800
                         Attention:  Scott C. Dettmer, Esq.

     WebMD:              WebMD, Inc.
                         400 The Lenox Building
                         3399 Peachtree Road, NE
                         Atlanta, Georgia  30326
                         Telecopy Number:  (404) 479-7603
                         Attention: Mr. Michael Heekin

     Copy to Counsel:    Alston & Bird LLP
                         One Atlantic Center
                         1201 W. Peachtree Street
                         Atlanta, Georgia  30309
                         Telecopy Number:  (404) 881-4777
                         Attention: J. Vaughan Curtis, Esq.

     11.9   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     11.12  Interpretations.  Neither this Agreement nor any uncertainty or
            ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                                  ARTICLE XII
                       ESCROW; SHAREHOLDER REPRESENTATIVE

     12.1  Escrow Arrangements.
           -------------------

     (a)  Escrow Fund.  At the Effective Time each Shareholder will be deemed to
          -----------
have received and consented to the deposit with the Escrow Agent (as defined below) of the Escrow Shares pursuant to the Escrow Agreement, without any act required on the part of the shareholder. As soon as practicable after the Effective Time, the Escrow Shares, without any act required on the part of any shareholder, will be deposited with an escrow agent acceptable to Parent and the Representative (as defined below) as Escrow Agent (the "Escrow Agent"), such
                                                            ------------
deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the
                                           -----------
terms set forth herein. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate WebMD Series B Preferred Stock which such holder would otherwise be entitled to receive under
Section 3.1, which respective percentage interest ( the "Percentage Interest") will be determined as of the Effective Time and set forth on an exhibit to the Escrow Agreement. The Escrow shall be contributed entirely out of the shares of WebMD Series B Preferred Stock issuable upon the Merger in respect of Sapient Capital Stock. From and after the Effective Time, the Escrow Fund shall be available to compensate and indemnify WebMD and Merger Corp. and their respective officers, directors, employees, representatives, agents, shareholders controlling persons and affiliates (each an "Indemnitee") against and for any Loss suffered or incurred by an Indemnitee, as and when due, which arises out of or results from a breach of any of the representations, warranties, covenants or agreements of Sapient set forth in this Agreement or in any certificate or schedule delivered by Sapient pursuant to this Agreement. An Indemnitee may not receive any shares from the Escrow Fund unless and until a Loss Notice or Loss Notices (as defined below) identifying Indemnifiable Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent pursuant to the terms hereof; in such case, an Indemnitee may recover from the Escrow Fund its Losses in excess of $50,000 in accordance with the terms and provisions of this Article 12.

     12.2 Definitions.  As used in this Article 12, the following terms shall
          -----------
have the following meanings:

          (i)   "Disputed Loss Notice" shall mean a Loss Notice that is disputed
                 --------------------
 by the Representative by delivery of a Protest Notice.

          (ii)  "Escrow Shares" shall mean a number of shares equal to ten
                 -------------
percent (10%) of the aggregate number of shares of WebMD Series B Preferred Stock issuable pursuant to Section 3.1 hereto which shall be issued and placed in Escrow (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by WebMD after the Effective Time, and any WebMD Common Stock issued upon conversion of the Series B Preferred Stock held in the Escrow Fund).

          (iii) "Indemnifiable Loss" shall mean any Loss for which an
                 ------------------
Indemnitee may be compensated and indemnified pursuant to Sections 12.1 and 12.8(c) hereof. The amount of recovery for any Indemnifiable Loss shall be reduced by any insurance proceeds received as a result of any such Indemnifiable Loss.

          (iv)  "Loss" shall mean any direct or indirect demand, claim,
                 ----
obligation, assessment, loss, liability, damage, cost or expense, including without limitation, penalties, fines, or interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability.

          (v)   "Loss Notice" shall mean a written notice, as prescribed in
                 -----------
Section 12.3 hereof, provided by an Indemnitee to the Escrow Agent and the Representative (i) stating the Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue an Indemnifiable Loss or potential Indemnifiable Loss, (ii) setting forth in reasonable detail the individual items comprising such Indemnifiable Loss, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (iii) to the extent the amount of the Indemnifiable Loss or potential Indemnifiable Loss is reasonably calculable, an estimate of the number of Escrow Shares to be delivered to an Indemnitee with respect to such Indemnifiable Loss or potential Indemnifiable Loss.

          (vi)   "Representative" shall mean Phillipe Chambon or his or her
                  --------------
successor appointed in accordance with Section 12.9 of this Agreement.

          (vii)  "Representative Expenses" shall mean expenses, including
                  -----------------------
     reasonable attorneys fees and other expenses, of the Representative, in an amount up to $10,000, incurred in connection with his obligations under this Agreement.

          (viii) "Protest Notice" shall mean a written notice, as prescribed in
                  --------------
Section 12.4 hereof, provided by the Representative to an Indemnitee if he disputes any Loss Notice received from an Indemnitee.

          (ix)   "Value Per Share" shall mean the Series B Price for purposes
                  ---------------
of this Article 12.

     12.3 Notice of Claim.  If an Indemnitee incurs an Indemnifiable Loss, or
          ---------------
should an Indemnitee negotiate a proposed settlement in satisfaction of a potential Indemnifiable Loss, it shall promptly provide a Loss Notice to the Representative and the Escrow Agent. If the Representative disputes the amount sought under any such Loss Notice or otherwise disputes the right of the Indemnitee to be indemnified hereunder, he shall provide the Indemnitee and the Escrow Agent a Protest Notice within thirty (30) days of the date any such Loss Notice is received by the Representative. If no Protest Notice is received by the Indemnitee and the Escrow Agent within thirty (30) days from the date on which any Loss Notice is received by the Representative, or if a Protest Notice is received and the dispute is resolved in favor of the Indemnitee after following the procedures set forth below, then the Escrow Agent shall cause to be delivered to WebMD and WebMD shall promptly cancel and retire that number of Escrow Shares as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount of Indemnifiable Loss sought by or awarded to the Indemnitee. If the Indemnitee and the Escrow Agent receive a Protest Notice within such 30-day period, the Escrow Agent shall not deliver any Escrow Shares until receipt by it of written instructions (i) signed by the Representative and a duly authorized officer of the Indemnitee; or (ii) signed by an arbitration panel that has considered and resolved such dispute as provided in Section 12.4 below, which sets forth (i) the number of Escrow Shares, and/or (ii) the amount of cash, if any, to be delivered to the Indemnitee in accordance with this paragraph. After delivery of any Escrow Shares to the Indemnitee in accordance with this paragraph, the Escrow Agent shall be reissued a certificate in respect of any remaining Escrow Shares.

     12.4 Procedure With Respect to Disputed Indemnifiable Loss.  A Disputed
          -----------------------------------------------------
Loss Notice may be resolved by the agreement of the Representative and the Indemnitee, in which case written notice of such agreement shall be promptly provided to the Escrow Agent, together with a statement of the agreed upon amount to be reimbursed to the Indemnitee. If the Representative and the Indemnitee are unable to resolve a Disputed Loss Notice within sixty (60) days of delivery of the Protest Notice to the Escrow Agent, then such Disputed Loss Notice shall be submitted to arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("AAA").
If a Disputed Loss Notice is to be arbitrated, the Representative shall select one arbitrator, the Indemnitee shall select one arbitrator, and the two arbitrators so chosen shall select a third. Any decision of the arbitration panel shall require the vote of at least two (2) of such arbitrators and shall be deemed conclusive and each party shall be deemed to have waived any rights to appeal therefrom. In any arbitration pursuant to this Section 12.4, an Indemnitee shall be deemed to be the prevailing party if the arbitrators award the Indemnitee at less fifty percent (50%) of the amount in dispute, plus any amounts not in dispute; otherwise, the Sapient Shareholders shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration (including the administrative fee of AAA), and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. If resolution of a Disputed Loss Notice is not made within ninety (90) days of the date of the Protest Notice as provided in this Section 12.4, then the Escrow Agent may, in its sole discretion, either (i) continue to hold the Escrow Shares undisbursed until such time as the disputing parties agree in writing as to a proper disposition of such Escrow Shares, or (ii) if such agreement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, and, upon the advice of counsel, may take such other legal action as may be appropriate or necessary, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

     12.5  Employment of Counsel.  The Representative may control the defense of
           ---------------------
any third party claim with respect to which an Indemnifiable Loss has been asserted. Notwithstanding the foregoing, if the aggregate amount of all such third party and indemnity claims plus the aggregate good faith estimates of the reasonable expenses to defend such claims exceed the number of Escrow Shares multiplied by the Value Per Share, the Indemnitees may control the defense of all such third party and general indemnity claims which have been brought under this Agreement, provided that the Indemnitees may not settle a third party claim without the approval of the Representative, which approval shall not be unreasonably withheld. When the Indemnitee is in control of the defense of such a claim, the Representative may, at his expense, and when the Representative is in control of the defense of a claim, the Indemnitee may, at its expense (which expenses shall not be treated as a Loss hereunder), participate in the defense of any litigation or claim.

     12.6  Term; Expiration; Limits
           ------------------------

     (a)   Term - General.  With respect to the obligations set forth in Section
           --------------
12.1 hereof and the availability of the Escrow Fund to compensate and indemnify an Indemnitee, the term of escrow for the Escrow Shares shall commence on the Closing Date of the Merger and shall terminate upon the occurrence of (i) the publication by WebMD of audited consolidated financial statements covering an accounting period after the Closing Date for those items that would be expected to be encountered in the audit process or (ii) one (1) year after the Closing Date for all other items. WebMD and the Representative shall provide written notice to the Escrow Agent upon expiration of the escrow for the Escrow Shares.

     (b)   Expiration of Term - No Claim Pending.  If at the expiration of the
           -------------------------------------
escrow term provided in Section 12.6(a) above, either (i) no Loss Notice has been received with respect to an Indemnifiable Loss; or (ii) any Loss Notice that has been received has been resolved in accordance with this Agreement; or
(iii) no litigation or claim is pending for which an Indemnitee may be entitled to indemnification hereunder, the Escrow Agent shall (i) deliver to the transfer agent for WebMD Common Stock for issuance to each Shareholder, a certificate representing the number of shares of WebMD Common Stock equal to the aggregate number of the Escrow Shares subject to the escrow which term is expiring and then remaining in escrow times the Percentage Interest for such Shareholder, and
(ii) deliver to each Shareholder, any Cash times the Percentage Interest for such Shareholder. The Representative and WebMD shall provide written notice to the Escrow Agent which sets forth the number of Escrow Shares to be delivered as provided in the foregoing sentence. Any such delivery of WebMD Common Stock shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders.

     (c)   Expiration of Term - Claim Pending.  If at the expiration of the
           ----------------------------------
escrow term provided in Section 12.6(a) above, any claim is pending under
Section 12.1 for which a Loss Notice has been delivered to the Escrow Agent prior to such expiration and for which an Indemnitee would be entitled to indemnification if such claim were resolved adversely to them, then the Escrow Agent shall retain in such escrow that number of shares of WebMD Common Stock as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals any amount set forth by such Indemnitee in the Loss Notice with respect to such claims (the "Retained Shares"). The number of Escrow Shares, less the number of Retained Shares, shall then be distributed to the Sapient Shareholders as set forth in
Section 12.1 above. Upon the resolution of any claim for which shares were retained in escrow at the expiration of the term of this Agreement and receipt of written notice from WebMD and the Representative to such effect, the Escrow Agent shall cancel the appropriate number of

Retained Shares (if any) and shall distribute any remaining Retained Shares to the Sapient Shareholders as set forth in Section 12.1 above.

     (d)   Effect of Final Delivery.  Notwithstanding the expiration of the term
           ------------------------
of the escrow, the provisions of Article 12 of this Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered, all rights, duties and obligations of the respective parties under this Article 12 shall terminate. If any cash is held in escrow at the expiration of the term of the escrow, such cash shall be distributed pro rata with the Escrow Shares as provided in Section 12.1.

     (e)   Maximum Liability and Remedies.  If the Closing occurs, except for
           ------------------------------
remedies based upon fraud and except for equitable remedies (including temporary restraining orders, injunctive relief and specific performance), the rights of an Indemnitee to make claims on the Escrow Shares pursuant to this Agreement shall be the sole and exclusive remedy of an Indemnitee with respect to any breach of a representation, warranty, covenant or agreement made by Sapient under this Agreement or in any certificate or schedule delivered by Sapient pursuant to this Agreement or against Sapient in connection with the Merger.

     12.7  Dividends; Voting Rights
           ------------------------

     (a)   Cash Dividends; Voting Rights.  The Escrow Agent shall distribute
           -----------------------------
promptly any and all cash dividends or other cash income with respect to the Escrow Shares to the Sapient Shareholders at their addresses of record and in accordance with their Percentage Interest in the Escrow Fund to (which amounts shall also be allocable to the Sapient Shareholders for tax reporting purposes By written notice signed by the Representative, the Representative shall have the right to direct the Escrow Agent as to the exercise of any voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of the Sapient Shareholders, and the Escrow Agent shall comply with such directions if received from the Representative at least five (5) days prior to the date of the meeting at which such vote is to be taken.

     (b)   Stock Splits; Stock Dividends.  In the event of any stock split,
           -----------------------------
stock dividend, recapitalization or similar transaction with respect to WebMD Series B Preferred Stock that becomes effective during the term of this Agreement (including any conversion into WebMD Common Stock), the additional shares so issued with respect to the Escrow Shares (or WebMD Common Shares issued upon conversion) shall be added to the Escrow Shares and any other references herein to a specific number of shares of WebMD Series B Preferred Stock and the Value Per Share shall be adjusted accordingly.

     12.8  Escrow Agent
           ------------

     (a)   Liability.  In performing any of its duties under the Escrow
           ---------
Agreement and in accordance with the terms of this Agreement, or upon the claimed failure to perform its duties thereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under the Escrow Agreement. Accordingly, by virtue of approving the Merger in accordance with this Agreement, each party shall be deemed to have consented and agreed that the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for WebMD or the Representative given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement or the Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement and the Escrow Agreement. Written instructions provided to Escrow Agent hereunder by WebMD and/or the Representative shall be signed by the "Authorized Representative" as identified on Schedule 12.8
                                                           -------------
attached hereto. The limitation of liability provisions of this Section 12.8 shall survive the termination of this Agreement, the Escrow Agreement and the resignation or removal of the Escrow Agent.

     (b)   Indemnification of Escrow Agent. WebMD and the Shareholders, hereby,
           -------------------------------
jointly and severally, agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder (except in connection with the willful default or gross negligence of the Escrow Agent hereunder), including, without limitation, any litigation arising from this Agreement or the Escrow Agreement, or involving the subject matter thereof. The indemnity provisions of this Section 12.8 shall survive the termination of this Agreement, the Escrow Agreement and the resignation or removal of the Escrow Agent.

     (c)   Resignation.  The Escrow Agent shall be able to resign at any time
           ------------
from its obligations under the Escrow Agreement by providing written notice to the parties thereto. Such resignation shall be effective not later than sixty
(60) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement and the Escrow Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause by WebMD or the Representative. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     (d)   Expenses of Escrow Agent. WebMD shall be liable for  the fees and
           ------------------------
expenses of the Escrow Agent. Escrow Agent shall bill WebMD for the amount of such fees and expenses and WebMD shall pay the fees and expenses to Escrow Agent..

     12.9  Representative
           --------------

     (a)   Representative; Power and Authority.  In the event the Merger is
           -----------------------------------
approved, effective upon such vote, and without further act of any Sapient Shareholder, Phillipe Chambon shall be appointed as agent and attorney-in-fact for each shareholder of Sapient (except such Sapient Shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Oregon law), for and on behalf of each such Sapient Shareholder, with full power and authority to represent the Sapient Shareholders and their successors with respect to all matters arising under this Agreement and the Escrow Agreement, and all actions taken by the Representative hereunder shall be binding upon such Sapient Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority, on behalf of all the Sapient Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize delivery of Escrow Shares in satisfaction (partial or otherwise) of by an Indemnitee or any other payments to be made with respect thereto. All determinations of the Representative shall be decided by a majority thereof in the event there is more than one Representative.

     (b)   Resignation; Successors.  The Representative, or any successor
           -----------------------
hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Representative, a successor shall be named from among the Sapient Shareholders by a majority of the members of the Board of Directors of Sapient who served on such board prior to the Merger. Each such successor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Representative, and the term "Representative" as used herein shall be deemed to include such successor Representative.

     (c)   Liability.  In performing any of his duties under this Agreement, or
           ---------
upon the claimed failure to perform his duties hereunder, the Representative shall not be liable to the Shareholders or anyone else for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement or the Escrow Agreement; provided, however, that the Representative shall be liable for damages arising out of actions or omissions that both (i) were taken or omitted not in good faith and (ii) constituted willful default or gross negligence under this Agreement or the Escrow Agreement. Accordingly, the Representative shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Representative hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement or the Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement and the Escrow Agreement. The limitation of liability provisions of this Section 12.9 shall survive the termination of this Agreement and the resignation of the Representative.

     12.10 Representative Expenses.  WebMD shall pay Representative Expenses in
           -----------------------
an amount up to $10,000.



                          [Signatures on next page.]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                 SAPIENT HEALTH NETWORK, INC.


/s/                                     By: /s/  James R. Kean
----------------------                     --------------------------
Secretary                                 President


[CORPORATE SEAL]



ATTEST:                                 WEBMD, INC.


/s/ W. Michael Heekin                   By: /s/  Jay P. Gilbertson
----------------------                     --------------------------
Secretary                                  President


[CORPORATE SEAL]



ATTEST:                                 SHN MERGER CORP.


/s/ W. Michael Heekin                   By: /s/  Jay P. Gilbertson
----------------------                     --------------------------
Secretary                                  President


[CORPORATE SEAL]